Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

AETHERIUM ACQUISITION CORP,
as Purchaser,

CAPITAL A BERHAD,

as Parent

CAPITAL A INTERNATIONAL,
as Pubco,

AETHER MERGER SUB INC.,
as Merger Sub, and

BRAND AA SDN BHD,
as the Company

Dated as of February 28, 2024

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Article V REPRESENTATIONS AND WARRANTIES of the company		17
5.1	Organization and Standing	17
5.2	Authorization; Binding Agreement	17
5.3	Capitalization	18
5.4	Subsidiaries	18
5.5	Governmental Approvals	18
5.6	Non-Contravention	19
5.7	Financial Statements	19
5.8	Absence of Certain Changes	20
5.9	Compliance with Laws	20
5.10	Company Permits	22
5.11	Litigation	22
5.12	Material Contracts	22
5.13	Intellectual Property	24
5.14	Privacy Compliance	25
5.15	Taxes and Returns	27
5.16	Real Property	28
5.17	Personal Property	29
5.18	Title to and Sufficiency of Assets	29
5.19	Employee Matters	29
5.20	Benefit Plans	31
5.21	Environmental Matters	32
5.22	Transactions with Related Persons	32
5.23	Insurance	33
5.24	Top Customers and Suppliers	33
5.25	Certain Business Practices	33
5.26	Finders and Brokers	34
5.27	Information Supplied	34
5.28	Independent Investigation	34
5.29	No Other Representations	35

Article VI REPRESENTATIONS AND WARRANTIES of Parent		35
6.1	Organization and Standing	35
6.2	Authorization; Binding Agreement	35
6.3	Ownership	35
6.4	Governmental Approvals	35
6.5	Non-Contravention	36
6.6	Finders and Brokers	36
6.7	Information Supplied	36
6.8	Independent Investigation	37
6.9	No Other Representations	37

Article VII COVENANTS		37
7.1	Access and Information	37
7.2	Conduct of Business of the Company.	38
7.3	Conduct of Business of Purchaser.	40
7.4	Annual and Interim Financial Statements	42
7.5	Purchaser Public Filings	43
7.6	No Solicitation	42
7.7	No Trading	44
7.8	Notification of Certain Matters	44

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7.9	Efforts	44
7.10	Transfer of IP	46
7.11	Further Assurances	46
7.12	Registration Statement	46
7.13	Public Announcements	48
7.14	Confidential Information	49
7.15	Post-Closing Pubco Board of Directors and Executive Officers.	49
7.16	Pubco A&R Memorandum and Articles	50
7.17	Indemnification of Directors and Officers; Tail Insurance	50
7.18	Use of Trust Account Proceeds	51
7.19	PIPE Investment	51
7.20	Equity Incentive Awards	51
7.21	Employment Agreements	52
7.22	Deferred Underwriting Fees	52
7.23	Excise Taxes	52
7.24	Working Capital Loans	52

Article VIII CLOSING CONDITIONS		53
8.1	Conditions to Each Party’s Obligations	53
8.2	Conditions to Obligations of Parent, the Company, Pubco and Merger Sub	54
8.3	Conditions to Obligations of Purchaser	55
8.4	Frustration of Conditions	56

Article IX TERMINATION AND EXPENSES		56
9.1	Termination	56
9.2	Effect of Termination	57
9.3	Fees and Expenses	58

Article X TRUST ACCOUNT WAIVER		58
10.1	Waiver of Claims Against Trust	58

Article XI MISCELLANEOUS		59
11.1	Notices	59
11.2	Binding Effect; Assignment	60
11.3	Third Parties	60
11.4	Governing Law; Jurisdiction	60
11.5	WAIVER OF JURY TRIAL	61
11.6	Specific Performance	61
11.7	Severability	61
11.8	Amendment	61
11.9	Waiver	62
11.10	Entire Agreement	62
11.11	Interpretation	62
11.12	Counterparts	63
11.13	Legal Representation	63

Article XII DEFINITIONS		64
12.1	Certain Definitions	64
12.2	Section References	76

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BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of February 28, 2024 by and among (i) Aetherium Acquisition Corp, a Delaware corporation (together with its successors, “Purchaser”), (ii) Capital A Berhad, a Malaysian company (“Parent”), (iii) Capital A International, a Cayman Islands exempted company and a wholly-owned Subsidiary of Parent (“Pubco”); (iv) Aether Merger Sub Inc., a Delaware corporation and a wholly-owned Subsidiary of Pubco (“Merger Sub”), and (v) Brand AA Sdn Bhd, a Malaysian company and a wholly-owned Subsidiary of Parent (the “Company”). Purchaser, Parent, Pubco, Merger Sub and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, Purchaser is a special purpose acquisition company incorporated in Delaware for the purpose of entering into a Business Combination with one or more businesses or entities;

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby (a) pursuant to that certain Share Transfer Agreement (the “Share Transfer Agreement”), dated as of the date hereof, between Parent and Pubco, Parent shall transfer to Pubco all of the issued and outstanding Company Shares (as defined below) (the “Company Brand Disposal”) and (b) Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving corporation, as a result of which Purchaser shall become a wholly-owned Subsidiary of Pubco (the “Merger” and, together with the Company Brand Disposal and collectively with the other transactions contemplated by this Agreement and the Ancillary Documents, the “Transactions”), in each case, upon the terms and subject to the conditions set forth in this Agreement and the Share Transfer Agreement and in accordance with applicable Law, including, with respect to the Merger, the provisions of the DGCL;

WHEREAS, simultaneously with the execution and delivery of this Agreement, in connection with the Transactions, Parent, Pubco, Purchaser and Aetherium Capital Holdings LLC, a Delaware limited liability company (the “Sponsor”) are entering into the Sponsor Support Agreement (the “Sponsor Support Agreement”), providing that, among other things, (i) the Sponsor shall vote their shares of Purchaser Common Stock in favor of the adoption and approval of this Agreement and the Transactions, (ii) if this Agreement is terminated pursuant to Section 9.1, the Sponsor shall reimburse Parent in cash for any and all Expenses of the Purchaser that shall have been paid by Parent or its Affiliates on behalf of the Purchaser, (iii) in connection with the payment by Purchaser of any Excise Taxes, if applicable, the Sponsor shall transfer, directly or constructively (including pursuant to a forfeiture and reissuance), a number of shares of Purchaser Common Stock, to or as directed by Parent, and (iv) if applicable, the Sponsor shall convert into Purchaser Units certain amounts outstanding at the Closing under any Working Capital Loans;

WHEREAS, at the Closing, Pubco, the Sponsor, Parent and certain shareholders of Parent shall enter into a Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”) in a form to be mutually agreed between Parent and Purchaser;

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WHEREAS, the boards of directors of Purchaser, Parent, the Company, Pubco and Merger Sub have each (a) determined that the Transactions are fair, advisable and in the best commercial interests of their respective companies and shareholders, and (b) approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein; and

WHEREAS, certain capitalized terms used herein are defined in Article XII hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

Article I
MERGER and transaction consideration

1.1 Merger. At the Effective Time, subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, Purchaser and Merger Sub shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into Purchaser, following which the separate corporate existence of Merger Sub shall cease and Purchaser shall continue as the surviving corporation. Purchaser, as the surviving corporation in the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to Purchaser for periods after the Effective Time shall include the Surviving Corporation).

1.2 Effective Time. On the Closing Date, the Parties shall cause the Merger to be consummated by the execution, acknowledgement and filing with the Secretary of State of the State of Delaware of a certificate of merger in the form required by Section 251 of the DGCL (the “Certificate of Merger”), with the Merger becoming effective immediately upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such other subsequent date and time as Purchaser and Parent agree and specify in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and Purchaser shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and Purchaser set forth in this Agreement, and the Surviving Corporation shall continue its existence as a wholly-owned Subsidiary of Pubco.

1.4 Organizational Documents of Surviving Corporation. At the Effective Time, Pubco shall cause the certificate of incorporation and the bylaws of the Surviving Corporation to be amended and restated to read in their entirety as those of Merger Sub as in effect immediately prior to the Effective Time; provided, that references therein to the name and the authorized share capital of the Surviving Corporation shall be amended to be as reasonably determined by Parent.

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1.5 Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be those individuals designated by Parent, each to hold office in accordance with the Surviving Corporation’s amended and restated Organizational Documents until their respective successors are duly elected or appointed and qualified.

1.6 Effect of Merger on Issued Securities of Purchaser. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of securities of Purchaser or Merger Sub:

(a) Purchaser Units. At the Effective Time, each issued and outstanding Purchaser Unit shall be automatically detached and the holder thereof shall be deemed to hold one share of Purchaser Class A Common Stock and one Purchaser Warrant in accordance with the terms of the Purchaser Units, which underlying Purchaser Securities shall be converted in accordance with the applicable terms of this Section 1.6.

(b) Purchaser Common Stock. At the Effective Time, each issued and outstanding share of Purchaser Common Stock (other than Purchaser Excluded Shares) shall be converted automatically into one Pubco Ordinary Share, following which, all Purchaser Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing Purchaser Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law.

(c) Purchaser Warrants. At the Effective Time, each outstanding Purchaser Public Warrant shall be automatically converted into one Pubco Public Warrant and each outstanding Purchaser Private Warrant shall be automatically converted into one Pubco Private Warrant. At the Effective Time, the Purchaser Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Pubco Public Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Public Warrants, and each of the Pubco Private Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Private Warrants, except that in each case they shall represent the right to acquire Pubco Ordinary Shares in lieu of Purchaser Common Stock. At or prior to the Effective Time, Pubco shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Pubco Warrants remain outstanding, a sufficient number of Pubco Ordinary Shares for delivery upon the exercise of such Pubco Warrants.

(d) Purchaser Excluded Shares. At the Effective Time, any shares of Purchaser that are held by Purchaser as treasury shares (“Purchaser Excluded Shares”) shall be canceled without any conversion thereof or payment therefor.

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(e) Transfers of Ownership. If any certificate for securities of Purchaser is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of Purchaser in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

(f) No Liability. Notwithstanding anything to the contrary in this Section 1.6, none of the Surviving Corporation, Pubco or any other Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.7 Effect of Merger on Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any capital shares thereof, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully-paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

1.8 Surrender of Purchaser Certificates. All securities issued upon the surrender of Purchaser Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of Purchaser Securities shall also apply to the Pubco Securities so issued in exchange.

1.9 Lost, Stolen or Destroyed Purchaser Certificates. In the event any certificates shall have been lost, stolen or destroyed, Pubco shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 1.6; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

1.10 Effect of Transactions on Issued Securities of Pubco. Upon consummation of the Transactions (and in consideration therefor, including the Company Brand Disposal, and in the amount of the Aggregate Transaction Consideration Value), on the Closing Date, (a) Pubco shall (i) cause the Company to effectuate the Castlelake Novation and (ii) issue to Parent a number of newly issued Pubco Ordinary Shares equal to the quotient of (x) the Equity Value divided by (y) $10.00 (the “Transaction Consideration Shares”); and (b) concurrently with, or immediately after, the issuance of the Transaction Consideration Shares by Pubco, Parent shall effectuate a distribution, by way of a distribution-in-specie in connection with a proposed reduction and repayment of its share capital pursuant to Section 116 of the Malaysia Companies Act 2016, of up to 51% of the Transaction Consideration Shares to the shareholders of Parent based on their respective shareholdings as of a date to be determined by Parent (such Transaction Consideration Shares to be distributed by Parent to its shareholders, the “Common Transaction Consideration Shares”).

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1.11 Tax Consequences. The Parties hereby agree and acknowledge that for U.S. federal income tax purposes, the Merger and the Company Brand Disposal, taken together, are intended to qualify as exchanges described in Section 351 of the Code. The Parties hereby agree to file all Tax and other informational returns on a basis consistent with such characterization. Each of the Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the Transactions, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger and the Company Brand Disposal, taken together, does not qualify under Section 351 of the Code.

1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Purchaser and Merger Sub, the officers and directors of Purchaser and Merger Sub are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Article II
CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Transactions (the “Closing”) shall take place remotely by electronic exchange of signatures, on a date to be agreed by Purchaser and Parent, which date shall be no later than on the second (2nd) Business Day after all the Closing conditions in Article VIII have been satisfied or waived, or at such other date or in such other manner as Purchaser and Parent may agree (the date and time at which the Closing is actually held being the “Closing Date”).

2.2 Withholding. Each of the Parties and their respective agents (each, a “Withholding Agent”), shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement or the Transactions such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. If any Withholding Agent determines that any amount payable pursuant to this Agreement is subject to deduction and/or withholding (other than any deduction or withholding required in respect of compensatory amounts), then such Withholding Agent shall use commercially reasonable efforts to (i) provide notice to such Person of any such deduction or withholding as soon as reasonably practicable after such determination, and (ii) cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

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Article III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in (i) the disclosure schedules delivered by Purchaser to Parent on the date of this Agreement (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR (excluding any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature) (it being further acknowledged that nothing disclosed in such an SEC Report shall modify or qualify the representations and warranties set forth in Section 3.5 (Capitalization); Section 3.9 (Actions; Orders; Permits); Section 3.10 (Tax and Returns); and Section 3.21 (Trust Account)), Purchaser represents and warrants to Parent, the Company, Pubco and Merger Sub as of the date of this Agreement, as follows:

3.1 Organization and Standing. Purchaser is a blank check company incorporated in and validly existing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Purchaser has heretofore made available to Parent accurate and complete copies of its Organizational Documents each as currently in effect. Purchaser is not in violation of any provision of its Organizational Documents in any material respect.

3.2 Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions, subject to obtaining the Purchaser Required Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions (a) have been duly and validly authorized by the board of directors of Purchaser and (b) other than the Purchaser Required Stockholder Approval, no other corporate proceedings, other than as set forth elsewhere in this Agreement, on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions. This Agreement has been, and each Ancillary Document to which Purchaser is a party has been or shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”). Purchaser’s board of directors, by resolutions duly adopted at a meeting duly called and held (i) determined that this Agreement and the Merger and the other Transactions are advisable, fair to, and in the best interests of, Purchaser and its stockholders, (ii) approved this Agreement and the Merger and the Transactions in accordance with the DGCL, (iii) directed that this Agreement be submitted to Purchaser’s stockholders for adoption, and (iv) resolved to recommend that Purchaser’s stockholders adopt this Agreement.

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3.3 Governmental Approvals. Except as otherwise described in Section 3.3 of the Purchaser Disclosure Schedule, no Consent of or with any Governmental Authority, on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance by Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by Purchaser of the Transactions, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Purchaser.

3.4 Non-Contravention. Except as otherwise described in Section 3.4 of the Purchaser Disclosure Schedule, the execution and delivery by Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by Purchaser of the Transactions, and compliance by Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a material default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any material right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clause (c) that would not reasonably be expected to have a Material Adverse Effect on Purchaser.

3.5 Capitalization.

(a) Purchaser is authorized to issue (i) 110,000,000 shares of Purchaser Common Stock, consisting of (A) 100,000,000 shares of Purchaser Class A Common Stock, and (B) 10,000,000 shares of Purchaser Class B Common Stock, and (ii) 1,000,000 shares of Purchaser Preferred Stock. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Section 3.5(a) of the Purchaser Disclosure Schedule. There are no issued or outstanding shares of Purchaser Preferred Stock. All outstanding Purchaser Securities are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws. Prior to giving effect to the Transactions, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

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(b) Except as set forth in Section 3.5(a) above or on Section 3.5(b) of the Purchaser Disclosure Schedule, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued Purchaser Securities or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any securities, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Section 3.5(b) of the Purchaser Disclosure Schedule, there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any shares of Purchaser.

(c) All Indebtedness of Purchaser as of the date of this Agreement is disclosed on Section 3.5(c) of the Purchaser Disclosure Schedule. No Indebtedness of Purchaser contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser (iii) the ability of Purchaser to grant any Lien on its properties or assets, or (iv) the consummation of the Transactions.

(d) Since the date of formation of Purchaser, and except as contemplated by this Agreement, Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

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3.6 SEC Filings and Purchaser Financials.

(a) Except as set forth on Section 3.6(a) of the Purchaser Disclosure Schedule, Purchaser, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses, and other documents required to be filed or furnished by Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, Purchaser has delivered to Parent copies in the form filed with the SEC of all of the following: (i) Purchaser’s annual reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses, and other documents (other than preliminary materials) filed by Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively referred to herein as, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). Except for any changes (including any required revisions to or restatements of the Purchaser Financials (defined below) or the SEC Reports) to (A) Purchaser’s accounting or classification of Purchaser’s outstanding redeemable shares as temporary, as opposed to permanent, equity that was or may be required as a result of related statements by the SEC staff or recommendations or requirements of Purchaser’s auditors, or (B) Purchaser’s historical or future accounting relating to any other guidance from the SEC staff after the date of this Agreement relating to non-cash accounting matters applicable to special purpose acquisition companies generally (clauses (A) through (B), collectively, “SEC SPAC Accounting Changes”), the SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Section 3.6(b) of the Purchaser Disclosure Schedule, there are no outstanding or pending comments from the SEC with respect to the SEC Reports, and no SEC Reports are subject to SEC review or investigation. The Public Certifications are each true as of their respective dates of filing. The Parties acknowledge and agree that any restatement, revision or other modification of Purchaser Financials or the SEC Reports as a result of any SEC SPAC Accounting Changes shall be deemed not material for purposes of this Agreement. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. Other than as disclosed in the SEC Reports or as set forth on Section 3.6(c) of the Purchaser Disclosure Schedule, as of the date of this Agreement, (A) the Purchaser Units, the Purchaser Class A Common Stock and the Purchaser Public Warrants are listed on Nasdaq, (B) Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of Purchaser, threatened in writing against Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) such Purchaser Securities and Purchaser are in compliance with all of the applicable corporate governance rules of Nasdaq.

(b) Except for any SEC SPAC Accounting Changes, the financial statements and notes of Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

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(c) Except for any SEC SPAC Accounting Changes and except as and to the extent reflected or reserved against in the Purchaser Financials, Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since Purchaser’s formation in the ordinary course of business.

3.7 Absence of Certain Changes. As of the date of this Agreement, except as set forth in Section 3.7 of the Purchaser Disclosure Schedule, Purchaser has, since its formation, (a) conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Company and the negotiation and execution of this Agreement) and related activities and (b) not been subject to a Material Adverse Effect.

3.8 Compliance with Laws. Purchaser is, and has since its formation been, in all material respects, in compliance with all Laws applicable to it and the conduct of its business, and Purchaser has not received written notice alleging any violation of applicable Law in any material respect by Purchaser. Purchaser is not under investigation with respect to any violation or alleged violation of any Law or judgement, Order or decree of any court or Governmental Authority.

3.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of Purchaser, threatened in writing, Action to which Purchaser is subject. There is no Action that Purchaser has pending against any other Person. Purchaser is not subject to any Orders of any Governmental Authority, nor are any such Orders pending. Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect.

3.10 Taxes and Returns.

(a) Purchaser has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld. Section 3.10(a) of the Purchaser Disclosure Schedule sets forth each jurisdiction where Purchaser files a Tax Return. There are no audits, examinations, investigations, claims, assessments or other proceedings pending against Purchaser in respect of any Tax, and Purchaser has not been notified in writing of any proposed Tax claims or assessments against Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of Purchaser’s assets, other than Permitted Liens. Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

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(b) Since the date of its formation, Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any Tax Liability or refund.

3.11 Employees and Employee Benefit Plans. Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12 Properties . Purchaser does not own, license or otherwise have any right, title or interest in any Intellectual Property. Purchaser does not own or lease any real property or Personal Property.

3.13 Material Contracts.

(a) Except as set forth on Section 3.13(a) of the Purchaser Disclosure Schedule, other than this Agreement and the Ancillary Documents, there are no Contracts to which Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of Purchaser as its business is currently conducted, any acquisition of material property by Purchaser, or restricts in any material respect the ability of Purchaser from engaging in business as currently conducted by it or from competing with any other Person or from entering into this Agreement or Ancillary Documents or consummating the Transactions (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to Parent other than those that are exhibits to the SEC Reports.

(b) With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against Purchaser and, to the Knowledge of Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Purchaser under any Purchaser Material Contract.

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3.14 Transactions with Affiliates . Section 3.14 of the Purchaser Disclosure Schedule sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between Purchaser and any (a) present or former director, officer or employee or Affiliate of Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of Purchaser’s outstanding share capital.

3.15 Investment Company Act. As of the date of this Agreement, Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company,” in each case within the meaning of the Investment Company Act.

3.16 Finders and Brokers. Except as set forth on Section 3.16 of the Purchaser Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser or any of its respective Affiliates in connection with the Transactions based upon arrangements made by or on behalf of Purchaser.

3.17 Certain Business Practices.

(a) Neither Purchaser, nor any of its Representatives while acting for it or on its behalf, has, in connection with the business of the Purchaser, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Purchaser or assist it in connection with any actual or proposed transaction.

(b) The operations of Purchaser are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving Purchaser with respect to any of the foregoing is pending or, to the Knowledge of Purchaser, threatened in writing.

(c) None of Purchaser or any of its directors or officers, or, to the Knowledge of Purchaser, any other Representative acting on behalf of Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and Purchaser has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

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3.18 Insurance. Section 3.18 of the Purchaser Disclosure Schedule lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by Purchaser relating to Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of Purchaser, there is no threatened in writing termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by Purchaser. Purchaser has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on Purchaser.

3.19 Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of Parent, the Company, Pubco and Merger Sub and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Parent, the Company, Pubco and Merger Sub for such purpose. Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the Transactions, it has relied solely upon its own investigation and the express representations and warranties of Parent, the Company, Pubco and Merger Sub set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to Purchaser pursuant hereto, and the information provided by or on behalf of Parent, the Company, Pubco or Merger Sub for the Registration Statement; and (b) none of Parent, the Company, Pubco, Merger Sub or their respective Representatives have made any representation or warranty as to Parent, the Company, Pubco or Merger Sub or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto.

3.20 Information Supplied. None of the information supplied or to be supplied by Purchaser expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K or 6-K and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s stockholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Purchaser expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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3.21 Purchaser Trust Account. As of the date of this Agreement, there is at least $29,991,000 held in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Purchaser’s Organizational Documents and the IPO Prospectus. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Purchaser has performed all obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and to the Knowledge of Purchaser, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, side letters or other arrangements (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports filed, or furnished by Purchaser to Parent, to be inaccurate or that would entitle any Person (other than holders of Purchaser Class A Common Stock who shall have elected to redeem their shares of Purchaser Class A Common Stock pursuant to the Purchaser’s Organizational Documents to any portion of the proceeds in the Trust Account prior to the closing of a Business Combination. There are no Actions pending with respect to the Trust Account. Purchaser has not released any money from the Trust Account other than as permitted by the Trust Agreement. Following the Closing, no stockholder of Purchaser is or shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to redeem its Purchaser Class A Common Stock pursuant to the Redemption.

Article IV
REPRESENTATIONS AND WARRANTIES OF PUBCO AND MERGER SUB

Pubco and Merger Sub represent and warrant to Purchaser, as of the date of this Agreement, as follows:

4.1 Organization and Standing. Pubco is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Merger Sub is a newly-formed corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Pubco and Merger Sub have all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Pubco and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Pubco and Merger Sub have made available to Purchaser accurate and complete copies of the Organizational Documents of Pubco and Merger Sub, each as currently in effect. Neither Pubco nor Merger Sub is in violation of any provision of its Organizational Documents in any material respect.

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4.2 Authorization; Binding Agreement. Each of Pubco and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions have been duly and validly authorized by the board of directors and shareholders of Pubco and Merger Sub and no other corporate proceedings, other than as expressly set forth elsewhere in this Agreement, on the part of Pubco or Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions. This Agreement has been, and each Ancillary Document to which Pubco or Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Pubco or Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the Transactions, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, (e) requirements under any other applicable Laws, and (f) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Pubco or Merger Sub, as applicable.

4.4 Non-Contravention. The execution and delivery by each of Pubco and Merger Sub of this Agreement and each Ancillary Document to which it is a party, the consummation by such Party of the Transactions, and compliance by such Party with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of such Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c)(i) violate, conflict with or result in a breach of, (ii) constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide material compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of such Party under, (viii) give rise to any material obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a material default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Party, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Pubco or Merger Sub, as applicable.

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4.5 Capitalization. Pubco is authorized to issue 500,000,000 Pubco Ordinary Shares, of which 1 Pubco Ordinary Share is issued and outstanding, which is owned by Parent. Merger Sub is authorized to issue 1,000 shares of Merger Sub Common Stock, of which 100 shares are issued and outstanding, all of which are owned by Pubco. Prior to giving effect to the Transactions, (a) other than the Merger Sub, Pubco will not have any Subsidiaries or own any equity interests in any other Person and (b) Merger Sub will not have any Subsidiaries or own any equity interests in any other Person.

4.6 Pubco and Merger Sub Activities. Since their formation, Pubco and Merger Sub have not engaged in any business activities other than as contemplated by this Agreement, do not own, directly or indirectly, any ownership equity, profits or voting interest in any Person (other than Pubco’s 100% ownership of Merger Sub) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which they are a party, Pubco and Merger Sub are not party to or bound by any Contract.

4.7 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Pubco or Merger Sub in connection with the Transactions based upon arrangements made by or on behalf of Pubco or Merger Sub.

4.8 Information Supplied. None of the information supplied or to be supplied by Pubco or Merger Sub in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Pubco or Merger Sub expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.9 No Other Representations. Except for the representations and warranties expressly made by Pubco and/or Merger Sub in Article IV or as expressly set forth in any Ancillary Document, neither Pubco nor Merger Sub nor any other Person on either of their behalves makes any express or implied representation or warranty with respect to any of Pubco or Merger Sub or their respective business, operations, assets or Liabilities, or the Transactions, and Pubco and Merger Sub each hereby expressly disclaims any other representations or warranties, whether implied or made by Pubco, Merger Sub or any of their respective Representatives. Except for the representations and warranties expressly made by Pubco and/or Merger Sub in Article IV or in an Ancillary Document, Pubco and Merger Sub hereby expressly disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Purchaser or any of its respective Representatives (including any opinion, information, projection or advice that may have been or may be provided to Purchaser or any of its respective Representatives by any Representative of Pubco or Merger Sub), including any representations or warranties regarding the probable success or profitability of the businesses of Pubco or Merger Sub.

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Article V
REPRESENTATIONS AND WARRANTIES of the company

Except as set forth in the disclosure schedules delivered by the Company to Purchaser on the date of this Agreement (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to Purchaser as of the date of this Agreement, as follows:

5.1 Organization and Standing. The Company is a company duly incorporated, validly existing and in good standing under the Laws of Malaysia, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has provided to Purchaser accurate and complete copies of the Organizational Documents of the Company, each as amended to date and as currently in effect. The Company is not in violation of any provision of its Organizational Documents in any material respect. No order has been made, petition presented or resolution passed by the Company for its winding up.

5.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the Transactions subject to obtaining any approvals required by the Companies Act (Malaysia). The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the Transactions, (a) have been duly and validly authorized by the board of directors of the Company in accordance with the Company’s Organizational Documents, the Companies Act (Malaysia), any other applicable Law, and any Contract to which the Company is a party or bound, and (b) no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions, except approval by the Company’s board of directors, shareholders and other approvals required by the Companies Act (Malaysia) and any other applicable Law. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

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5.3 Capitalization.

(a) The Company has an issued share capital of MYR 2.00, comprised of 2 ordinary shares (the “Company Shares”). Parent is the sole holder of all of the issued and outstanding Company Shares, and all such Company Shares were issued free and clear of any Liens, other than those imposed under the Company Organizational Documents and applicable Laws. All of the issued and outstanding Company Shares have been duly authorized, are fully paid and non-assessable and were not issued by the Company in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Act (Malaysia), any other applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party or by which the Company or its securities are bound. The Company does not, directly or indirectly, hold any Company Shares or other equity interests in treasury.

(b) (i) There are no Company convertible securities or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of their respective shareholders are a party or bound relating to any equity securities of the Company, whether or not outstanding, (ii) there are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company, and (iii) to the Company’s Knowledge, there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company’s Organizational Documents, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its equity interests or securities, nor has the Company granted any registration rights to any Person with respect to its equity securities. All of the issued and outstanding securities of the Company have been granted, offered, sold and issued by the Company in compliance with all applicable securities Laws. As a result of the consummation of the Transactions, no equity interests of the Company are issuable by the Company, and no rights granted by the Company in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

5.4 Subsidiaries. The Company does not (i) own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person, (ii) participate in any joint venture, partnership or similar arrangement, and (iii) have any outstanding contractual obligation to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.5 Governmental Approvals. Except as otherwise described in Section 5.5 of the Company Disclosure Schedule, no Consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the Transactions other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws and (c) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Company.

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5.6 Non-Contravention. Except as otherwise described in Section 5.6 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement and each Ancillary Document to which the Company is or is required to be a party or otherwise bound, and the consummation by the Company of the Transactions and compliance the Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Company’s Organizational Documents, (b) subject to obtaining the Consents required from Governmental Authorities referred to in Section 5.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Company or any of its properties or assets in any material respect, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company under, (viii) except as set forth in Section 5.6 of the Company Disclosure Schedule, give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a material default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any material right, benefit, obligation or other term under, any of the terms, conditions or provisions of a Company Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on (x) the Company taken as a whole, or (y) the ability of the Company to perform its obligations under this Agreement or the Ancillary Documents to which it is or shall be a party.

5.7 Financial Statements.

(a) As used herein, the term “Company Financials” means the financial statements of the Company (including, in each case, any related notes thereto), consisting of the balance sheets of the Company as of December 31, 2023 and December 31, 2022, and the related income statements, changes in shareholder equity and statements of cash flows for the fiscal years then ended, . The Company Financials (i) accurately reflect the books and records of the Company as of the times and for the periods referred to therein in all material respects, (ii) were prepared in accordance with IFRS, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for IFRS and exclude year-end adjustments which will not be material in amount), and (iii) fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of the operations and cash flows of the Company for the periods indicated. The Company has never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) As of the date of this Agreement, the Company do not have any Indebtedness other than the Indebtedness set forth on Section 5.7(b) of the Company Disclosure Schedule, and in such amounts (including principal and any accrued but unpaid interest with respect to such Indebtedness), as set forth on Section 5.7(b) of the Company Disclosure Schedule.

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(c) Except as set forth on Section 5.7(c) of the Company Disclosure Schedule, the Company is not subject to any material Liabilities (whether or not required to be reflected on a balance sheet prepared in accordance with IFRS), including any off-balance sheet obligations or any “variable interest entities” (within the meaning Accounting Standards Codification 810), except for those that are either (i) adequately reflected or reserved on or provided for in the balance sheet of the Company as of December 31, 2023 contained in the Company Financials, (ii) not material and that were incurred after December 31, 2023 in the ordinary course of business (other than Liabilities for breach of any Contract or violation of any Law), or (iii) obligations for future performance under any Contract to which the Company is a party.

5.8 Absence of Certain Changes. Except as set forth on Section 5.8 of the Company Disclosure Schedule or for actions expressly contemplated by this Agreement, since December 31, 2023, the Company has (a) conducted its business only in the ordinary course of business, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 7.2(b) (without giving effect to Section 7.2 of the Company Disclosure Schedule) if such action were taken on or after the date of this Agreement without the consent of Purchaser.

5.9 Compliance with Laws. Except as would not reasonably be expected to have a Material Adverse Effect on the Company:

(a) The Company is in compliance, with all Laws and Orders applicable to Company’s business or Assets, nor does the Company have Knowledge of the issuance or proposed issuance of, any notice by any Governmental Authority of any violation or any alleged violation of any Law or Order.

(b) None of the Company, or its respective directors, officers, employees or agents, or, to the Company’s Knowledge or as applicable, their respective vendors, suppliers, consultants, contractors, business partners, or any Person acting on behalf of the Company (i) has violated, has caused other Persons to be in violation of, is currently violating, or is reasonably expected to violate ABAC Laws; (ii) has with a corrupt or improper intention directly or indirectly (through other Persons) paid, provided, promised, offered, or authorized the payment or provision of money, a financial advantage, favor, or anything else of value to a Governmental Official or any other Person for purposes of obtaining, retaining, or directing permits, export or other licenses, favorable tax or customs duty determinations, court decisions, special concessions, contracts, business, or any other improper advantage; (iii) has otherwise offered, promised, authorized, provided, or incurred any bribe, kickback, or other corrupt or unlawful payment, expense, contribution, gift, gratuity, favor, entertainment, travel or other benefit or advantage (collectively, “Restricted Benefits”) to or for the benefit of any Governmental Official or other Person whether in the public or private sector; (iv) has solicited, accepted, or received any Restricted Benefits from any Person; (v) has established or maintained any slush fund or other unlawful, unrecorded, or off-the-books fund or account; (vi) has inserted, concealed, or misrepresented corrupt, illegal, fraudulent, false, or improper payments, expenses, or other entries in the books and records of the Company or its Subsidiaries; (vii) is a Governmental Official or has immediate family members who are Governmental Officials; (viii) has laundered, concealed, or disguised the existence, illegal origins, and/or illegal application of, criminally derived income/assets or otherwise caused such income or assets to appear to have legitimate origins or constitute legitimate assets; (ix) has used or dealt with funds or proceeds derived from illegal activities such as corruption, fraud, embezzlement, drug trafficking, arms smuggling, prostitution, organized crime, or terrorism (collectively, “Illegal Activities”); (x) has used any funds to finance Illegal Activities; or (xi) has taken any action which caused or would cause the Company to be in violation of ABAC Laws.

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(c) Each of the Company and its respective directors, officers, employees or agents, and, to the Knowledge of the Company its respective vendors, suppliers, consultants, contractors, business partners, or any Person acting on behalf of the Company (i) are and have been in compliance with all applicable Trade Laws and all Permits issued pursuant to Trade Laws; (ii) have not made or authorized any unlawful import into or export from the United States in violation of U.S. Trade Laws; (iii) have not engaged in any Business in, or provided, sold to, or otherwise transferred any products, software, technology, or services, directly or indirectly, to Iran, Cuba, North Korea, Syria, or Ukraine’s regions of Crimea, Donetsk, Luhansk, Zaporizhzhia, Kherson, or any other country or region subject to comprehensive or partial U.S. sanctions (collectively, the “Restricted Regions”) or any instrumentality, agent, entity, or individual acting on behalf of, or directly or indirectly owned or controlled by, any Governmental Authority of such countries or regions in violation of Trade Laws; (iv) have obtained all registrations, approvals licenses, or other Permits necessary for importing, exporting or providing products and services in relation to the Business in accordance with all applicable Trade Laws (collectively, “Trade Licenses”) and all such Trade Licenses are valid, current, and in full force and effect; (v) have made available to Purchaser true and complete copies of all such Trade Licenses as well as export classifications of the Company; and (vi) have at all times conducted the Business in accordance with all applicable Trade Laws to the extent not inconsistent with U.S. Trade Laws.

(d) None of the Company, or any of its respective directors, officers, employees agents, vendors, suppliers, consultants, contractors, business partners, customers, or any Person acting on behalf of the Company (i) is a national or resident of the Restricted Regions; (ii) appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC or any other applicable list of sanctioned, embargoed, blocked, criminal, or debarred persons maintained by any U.S. or non-U.S. Governmental Authority, the European Union, the United Nations, or any other public international organization; or (iii) is otherwise the subject of any sanctions, suspensions, embargoes or debarment by the U.S. Government or any other Governmental Authority or public international organization.

(e) None of the Company, or its respective directors, officers, employees or agents, or, to the Knowledge of the Company, its respective vendors, suppliers, consultants, contractors, business partners, or any Person acting on behalf of the Company (i) is or has been the subject of any past, present, future, or threatened Claim, allegation, or whistleblower or other complaint or has undertaken any internal investigation regarding an actual or alleged violation of any ABAC Law, Trade Law, or other Law; (ii) is reasonably expected to become the subject of or associated with any Claim in relation to a violation of any ABAC Law, Trade Law, or other Law; (iii) has made or intends to make, any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any actual or potential violation of or liability arising under or relating to any ABAC Law, Trade Law, or other Law.

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5.10 Company Permits. The Company holds all Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”), except where the failure to hold such Permits would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available to Purchaser true, correct and complete copies of all Company Permits. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (i) all of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened in writing, (ii) the Company is not in violation in any respect of the terms of any Company Permit and the Company has not received, in the past three (3) years, any written notice of any Actions relating to the revocation or modification of the Company Permit and (iii) there are no circumstances which would reasonably be expected to result in any Company Permit not being extended, renewed or granted.

5.11 Litigation. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (a) there is no Action of any nature currently pending or, to the Company’s Knowledge, threatened in writing, nor is there any reasonable basis for any Action to be made (and no such Action has been brought or, to the Company’s Knowledge, threatened in writing in the past three (3) years); (b) there is no Order now pending or that was rendered by a Governmental Authority in the past three (3) years, (in either case of (a) or (b), by or against the Company, or to the Company’s Knowledge, against its current directors, officers or equity holders; provided, that any Action or Order involving the directors, officers or equity holders of the Company must be directly related to such Person’s role with respect to the Company or the Company’s business, equity securities or assets); or (c) in the past three (3) years, none of the current or former officers, senior management or directors of the Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

5.12 Material Contracts.

(a) Section 5.12(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of, and the Company has made available to Purchaser, true, correct and complete copies of, each Contract to which the Company is a party or by which the Company, or any of its properties or assets are bound (each Contract required to be set forth on Section 5.12(a) of the Company Disclosure Schedule, a “Company Material Contract”) that:

(i) contains covenants that limit the ability of the Company in any material respect (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of the Company having an outstanding principal amount in excess of $2,000,000;

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(iv) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $2,000,000 (other than in the ordinary course of business) or shares or other equity interests of the Company or another Person;

(v) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of the Company, its business or material assets;

(vi) by its terms, calls for aggregate payments or receipts by the Company under such Contract of at least $2,000,000 per year;

(vii) is with any Top Customer or Top Supplier;

(viii) obligates the Company to provide continuing indemnification or a guarantee of obligations of a third party after the date of this Agreement in excess of $2,000,000;

(ix) is between the Company and any directors or officers or employees of the Company (other than at-will employment arrangements with employees entered into in the ordinary course of business) or any Related Person, including all non-competition, severance and indemnification agreements; or

(x) relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which the Company has material outstanding obligations (other than customary confidentiality obligations) in excess of $2,000,000.

(b) Except as would not reasonably be expected to have a Material Adverse Effect on the Company, with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Company and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the Transactions will not affect the validity or enforceability of such Company Material Contract; (iii) the Company is not in breach or default, and to the Company’s Knowledge, no event has occurred that with the passage of time or giving of notice or both would constitute a breach or default by the Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Company, under such Company Material Contract; (v) the Company has not received written notice of an intention by any party to any such Company Material Contract to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect the Company taken as a whole; and (vi) the Company has not waived any rights under any such Company Material Contract.

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5.13 Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect on the Company:

(a) Section 5.13(a) of the Company Disclosure Schedule sets forth all Patents, Trademarks, Copyright, Internet Assets owned by and registered in the name of the Company (“Company Registered IP”), specifying as to each item, as applicable: (i) the nature of the item, including the title, (B) the Company as registered owner of the item, (ii) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (iii) the issuance, registration or application numbers and dates; and (ii) unregistered Trademarks or Software owned by the Company and material to business of the Company.

(b) Section 5.13(b) of the Company Disclosure Schedule sets forth all Patents, Trademarks, Copyright, and Internet Assets that will be transferred by Contract and registered in the name of the Company after the Closing (the “Untransferred Registered IP”), specifying as to each item, as applicable: (i) the nature of the item, including the title, (ii) the registered owner of the item, (iii) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (iv) the issuance, registration or application numbers and dates.

(c) Section 5.13(c) of the Company Disclosure Schedule sets forth all written and oral licenses of Intellectual Property or other similar Contracts (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $100,000 per year (collectively, “Off-the-Shelf Software”) which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which the Company is a licensee or otherwise is authorized to use or practice any Company IP is governed.

(d) Except as provided in Section 5.13(d) of the Company Disclosure Schedule, the Company exclusively owns, or will exclusively own following the Closing, free and clear of all Liens, all Company-Owned IP. All Company Owned IP is owned by the Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to the Company Owned IP.

(e) The Company has a valid and enforceable license to use all Company Licensed IP. The Company IP includes all of the Intellectual Property rights necessary to operate the Company as presently conducted and as contemplated to be conducted after all Untransferred Registered IP is registered in the name of the Company. Except as provided in Section 5.13(e) of the Company Disclosure Schedule, the Company Owned IP comprises all Trademarks associated with the AirAsia Brand. The Company has performed in all respects all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and the Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. All registrations for the Company Owned IP currently owned by the Company, or to be registered in the name of the Company following the Closing, are valid and in force, and all applications to register any of Company Owned IP are pending and in good standing, all without challenge of any kind (other than routing office actions). The Company is not party to any Contract that requires the Company to assign to any Person any of its rights in any Intellectual Property owned or developed by the Company under such Contract.

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(f) No Action is pending or, to the Company’s Knowledge, threatened in writing, against the Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense the Company-Owned IP or, the Knowledge of Company, the Company-Licensed IP. The Company has not received any written notice or claim asserting or suggesting any infringement, misappropriation, violation, dilution or unauthorized use of Intellectual Property of any other Person that is or may be occurring or has or may have occurred, as a consequence of the business activities of the Company, nor to the Knowledge of the Company is there a reasonable basis therefor. There are no Orders to which the Company is a party or its otherwise bound that (i) restrict the rights of the Company to use, transfer, license or enforce any Intellectual Property owned by the Company, (ii) restrict the conduct of the business of the Company in order to accommodate a third Person’s Intellectual Property, or (iii) grant any third Person any right with respect the Company IP used by the Company. To the Company’s Knowledge, the Company is not currently infringing and has not, in the past three (3) years, infringed, misappropriated or violated any Intellectual Property of another Person in any respect in connection with the conduct of the respective businesses of the Company. To the Company’s Knowledge, no third party is infringing upon, has misappropriated or is otherwise violating the Company-Owned IP in any respect.

(g) All employees and independent contractors of the Company have assigned to the Company all Intellectual Property arising from the services performed for the Company by such Persons in furtherance of the business of the Company, except as otherwise required or prohibited by applicable Law. To the Knowledge of the Company, no current or former officers, employees or independent contractors of the Company have claimed any ownership interest in the Company-Owned IP. To the Knowledge of the Company, there has been no violation of the Company’s policies or practices related to protection of the Company IP or any confidentiality or nondisclosure Contract relating to the Company IP. The Company has made available to Purchaser true and complete copies of all written Contracts referenced in this Section 5.13(g) (or the form of such Contracts used by the Company) subsections under which employees and independent contractors assigned their Intellectual Property to the Company. To the Company’s Knowledge, none of the employees of the Company is obligated under any Contract, or subject to any Order that would conflict with the business of the Company as presently conducted. The Company has taken reasonable security measures in order to protect the confidentiality of the Company IP.

5.14 Privacy Compliance. Except as would not reasonably be expected to have a Material Adverse Effect on the Company:

(a) The Company complies and at all times in the past three (3) years has complied, in all material respects with all of the following in the conduct of the business: (A) Privacy Laws; (B) binding rules of self-regulatory organizations, including the Payment Card Industry Data Security Standard or similar local payment card industry standards; (C) the Business Privacy and Data Security Policies; and (D) any contractual requirements or terms of use concerning the Processing of Personal Information to which Company is a party or otherwise bound as of the date hereof.

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(b) The execution, delivery, and performance of this Agreement and the consummation of the Transactions, including the transfer to Purchaser of all Personal Information in the possession or control of the Company in connection with the business, do not and will not: (A) conflict with or result in a violation or breach of any applicable Privacy Laws, or applicable Business Privacy and Data Security Policies; or (B) require the consent of or notice to any Person concerning such Person’s Personal Information.

(c) For the past three (3) years, Company has posted to each of its websites and mobile applications, and provided or otherwise made available in connection with the Company products, a Business Privacy and Data Security Policy.

(d) In the past three (3) years, (A) to Company’s Knowledge, no Personal Information in the possession or control of Company, or held or Processed by any vendor, processor, or other third party for or on behalf of Company, in the conduct of the business has been subject to any known or reasonably suspected unauthorized access, disclosure, use, alteration, corruption, destruction, or loss of such Personal Information, or that has caused or would reasonably be expected to cause a material disruption to the conduct of the business (a “Security Incident”), and (B) Company has not notified and, to Company’s Knowledge, there have been no facts or circumstances that would require Company to notify, any governmental authority or other person of any such Security Incident.

(e) In the past three (3) years, Company has not received any notice, request, claim, complaint, correspondence, or other communication in writing from any governmental authority or other person, and to Company’s knowledge there has not been any audit, investigation, enforcement action (including any fines or other sanctions), or other action, relating to any actual, alleged, or suspected Security Incident or violation of any Privacy Law or Business Privacy and Data Security Policy involving Personal Information in the possession or control of Company, or held or Processed by any vendor, processor, or other third party for or on behalf of Company, in the conduct of the business.

(f) In conducting its business, Company has at all times in the past three (3) years implemented and maintained (i) commercially reasonable plans and procedures to provide notification in compliance, and in all material respects, with applicable Privacy Laws in the case of any Security Incident and (ii) commercially reasonable administrative, technical, and physical safeguards designed to protect such Personal Information and the operation, integrity, and security of its software, systems, applications, and websites involved in the Processing of Personal Information.

(g) In the past three (3) years, Company has regularly, but at least annually, performed a security risk assessment and obtained an independent vulnerability assessment performed by a recognized third-party audit firm, in each case to the extent required by applicable Privacy Laws. There are no material, critical or high risk threats and deficiencies identified in each such assessment that have not been remediated.

(h) In the past three (3) years since, the Company has maintained a cyber insurance policy that is adequate and suitable for the nature and volume of Personal Information Processed by or on behalf of Company in the conduct of its business. The Company has delivered or made available to Purchaser a true, complete, and correct copy of such cyber insurance policy.

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5.15 Taxes and Returns. Except as set forth on Section 5.15 of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect on the Company:

(a) The Company has filed, or caused to be timely filed, all Tax Returns required to be filed by it within the past three (3) years (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld.

(b) There is no current Action pending or threatened in writing against the Company by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) The Company is not being audited by any Tax authority nor has the Company been notified in writing by any Tax authority that any such audit is contemplated or pending. There are no written claims, assessments, audits, examinations, investigations or other Actions pending against the Company in respect of any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments which are being actively contested in good faith, for which adequate reserves in the Company Financials have been established, and the amount of and a description of which is set forth on the Company Disclosure Schedule).

(d) There are no Liens with respect to any Taxes upon the Company’s assets, other than Permitted Liens.

(e) The Company does not have any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(f) The Company has not made any change in tax accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have an impact on its Taxes following the Closing.

(g) The Company has not been a party to any “listed transaction,” as defined in U.S. Treasury Regulation section 1.6011-4.

(h) The Company does not have any Liability for the Taxes of another Person (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes). The Company is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on the Company with respect to any period following the Closing Date.

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(i) The Company has not requested, and is not the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(j) The Company: (i) has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code within the two-year period ending on the date of this Agreement; nor (ii) has the Company ever been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(k) The Company is not treated as a domestic corporation (as such term is defined in Section 7701 of the Code) for U.S. federal income tax purposes.

5.16 Real Property.

(a) The Company has provided to Purchaser a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by the Company for the operation of the business of the Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”). Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (i) assuming the due authorization, execution and delivery thereof by the other parties thereto, the Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, subject to the Enforceability Exceptions and (ii) no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company or, to the Company’s Knowledge, of any other party under any of the Company Real Property Leases, and the Company has not received written notice of any such condition.

(b) Except as set forth in Section 5.16(b) of the Company Disclosure Schedule, the Company does not own, nor has within the past three (3) years owned, any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

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5.17 Personal Property. The Company has provided to Purchaser a complete and accurate list of each item of Personal Property which is currently owned, used or leased by the Company with a book value or fair market value of greater than $2,000,000, along with, to the extent applicable, a list of written lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (a) all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Company, (b) the operation of the Company’s business as it is now conducted is not dependent upon the right to use the Personal Property of Persons other than the Company, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, the Company or any personal property used by the Company personnel in the performance of their duties for the Company from their residence in order to comply with applicable COVID-19 restrictions (“COVID-19 Restrictions”), (c) assuming the due authorization, execution and delivery thereof by the other parties thereto, the Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, subject to Enforceability Exceptions, and (d) no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company or to the Knowledge of the Company, of any other party under any of the Company Personal Property Leases, and the Company has not received written notice of any such condition.

5.18 Title to and Sufficiency of Assets . Except as would not reasonably be expected to have a Material Adverse Effect on the Company, the Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests and (c) Liens specifically identified on the Company Financials. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, the assets (including Intellectual Property rights and contractual rights) of the Company constitute all of the assets, rights and properties that are used in the operation of the businesses of the Company as it is now conducted or that are used or held by the Company for use in the operation of the businesses of the Company, and taken together, are the assets necessary for the operation of the businesses of the Company as currently conducted.

5.19 Employee Matters.

(a) The Company is not a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of the Company and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened in writing any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. There are no unresolved material labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between the Company and Persons employed by or providing services as independent contractors to the Company. No current officer or management-level employee of the Company has provided the Company written notice of his or her plan to terminate his or her employment with the Company.

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(b) The Company (i) is and has for the past three (3) years been in compliance in all material respects, with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written notice that there is any pending Action involving unfair labor practices against the Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business). There are no material Actions pending or, to the Knowledge of the Company, threatened against the Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) The Company has provided to Purchaser a complete and accurate list as of the date of this Agreement of all employees of the Company showing for each as of such date (i) the employee’s name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Company)), (ii) any bonus, commission or other remuneration other than salary paid during the calendar year ending December 31, 2023, and (iii) any wages, salary, bonus, commission or other compensation due and owing to each employee during or for the calendar year ending December 31, 2024. No employee is a party to a written employment Contract with the Company, and the Company has paid in full to all its employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and the Company does not have any material obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written agreement, or commitment or any applicable Law, custom, trade or practice. The Company employees have entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to Purchaser by the Company.

(d) The Company has provided to Purchaser a list of all independent contractors (including consultants) currently engaged by the Company, along with the position, the entity engaging such Person, date of retention and rate of remuneration for each such Person, and (i) all of such independent contractors are a party to a written Contract with the Company, (ii) each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with the Company, a copy of which has been provided to Purchaser by the Company, and (iii) each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of the Company to pay severance or a termination fee. To the Company’s Knowledge, no material Company liability exists related to the classification of any individual as an independent contractor who is currently, or within the last three (3) years has been, engaged by the Company.

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5.20 Benefit Plans.

(a) Set forth on Section 5.20(a) of the Company Disclosure Schedule is a true and complete list of each material Foreign Plan of the Company (each, a “Company Benefit Plan”) and, except as set forth therein, the Company has not maintained or contributed to (or had an obligation to contribute to) any Benefit Plan, whether or not subject to ERISA, which is not a Foreign Plan.

(b) With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of the Company and under which the Company has any obligation or liability under, the Company has made available to Purchaser accurate and complete copies, if applicable, of: (i) all plan documents and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto), and written descriptions of the Company Benefit Plans which are not in writing; (ii) the most recent annual and periodic accounting of plan assets; (iii) the most recent actuarial valuation; and (iv) all non-routine communications with any Governmental Authority concerning any matter with respect to the Company Benefit Plan that is still pending or for which the Company has any outstanding Liability or obligation as of the date hereof.

(c) With respect to each Company Benefit Plan: (i) the Company Benefit Plan has been administered and enforced in all respects in accordance with its terms and the requirements of all applicable Laws, and has for the past three (3) years been maintained, where required, in good standing with applicable regulatory authorities and Governmental Authorities; (ii) to the Knowledge of the Company, no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Company’s Knowledge, threatened in writing (other than routine claims for benefits arising in the ordinary course of administration); (iv) all contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to the Company Benefit have been timely made except as would not result in liability to the Company; (v) all benefits accrued under any unfunded the Company Benefit Plan has been paid, accrued, or otherwise adequately reserved in accordance with IFRS and are reflected on the Company Financials except as would not result in liability to the Company; and (vi) the Company Benefit Plan does not provides for retroactive increases in contributions, premiums or other payments in relation thereto. To the Company’s Knowledge, the Company has not incurred any obligation in connection with the termination of, or withdrawal from, the Company Benefit Plan.

(d) The consummation of the Transactions will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation under the Company Benefit Plan or under any applicable Law; or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any director, employee or independent contractor of the Company.

(e) The Company does not provide health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

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5.21 Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect on the Company:

(a) The Company is and has been in compliance in all respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened in writing to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could be reasonably expected to adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) The Company is not the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened in writing Release of a Hazardous Material. The Company has not assumed, contractually or, to the Company’s Knowledge, by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c) No Action has been made or is pending, or to the Company’s Knowledge, threatened in writing against the Company or any assets of the Company alleging either or both that the Company may be in violation of any Environmental Law or Environmental Permit or may have any Liability under any Environmental Law.

(d) The Company has not manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any Liability or obligation under applicable Environmental Laws.

(e) To the Company’s Knowledge, there is no investigation of the business, operations, or currently owned, operated, or leased property of the Company or, to the Company’s Knowledge, previously owned, operated, or leased property of the Company, that is pending or, to the Company’s Knowledge, threatened in writing that could lead to the imposition of any Liens on the Companies taken as a whole under any Environmental Law or Environmental Liabilities.

(f) The Company has provided to Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed by the Company in the past two (2) years in respect of the currently or previously owned, leased, or operated properties of the Company.

5.22 Transactions with Related Persons. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, none of the Company or any of its Affiliates, nor any officer, director or employee, of the Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years, has been, a party to any transaction with the Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Company in the ordinary course of business) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company).

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5.23 Insurance . Except as would not reasonably be expected to have a Material Adverse Effect on the Company, the Company has insurance policies covering such risks as are customarily carried by Persons conducting business in the industries and geographies in which the Company operates. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, to the Knowledge of the Company, (a) no claims have been made which remain outstanding and unpaid under such insurance policies, (b) no circumstances exist that would reasonably be expected to give rise to a claim of under such insurance policies, and (c) there are no circumstances which might lead to any Liability under such insurance policies of the Company being avoided or rendered unenforceable by the relevant insurers or otherwise reduce the amount recoverable under any policy of this type.

5.24 Top Customers and Suppliers. Section 5.24 of the Company Disclosure Schedule lists, by dollar volume received or paid, as applicable, for the twelve (12) months ended on December 31, 2023, the ten (10) largest customers of the Company (the “Top Customers”) and the ten largest suppliers of goods or services to the Company (the “Top Suppliers”), along with the amounts of such dollar volumes.

5.25 Certain Business Practices.

(a) None of the Company or any of its Representatives acting on its behalf has in the past three (3) years (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the applicable bribery Laws or (iii) made any other unlawful payment in violation of applicable bribery Laws. None of the Company or its Representatives acting on its behalf has, in the past three (3) years, directly or indirectly, given or agreed to give any unlawful gift or benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction.

(b) The operations of the Company are and have in the past three (3) years been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority appliable to the Company, and no Action involving the Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened in writing.

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(c) None of the Company and its respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of the Company, is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and the Company has not, in the past three (3) years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

5.26 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Company or any of their respective Affiliates in connection with the Transactions based upon arrangements made by or on behalf of the Company.

5.27 Information Supplied. None of the information supplied or to be supplied by the Company in writing expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s stockholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company in writing expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.28 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of Purchaser and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Purchaser for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transactions, it has relied solely upon its own investigation and the express representations and warranties of Purchaser set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of Purchaser for the Registration Statement; and (b) none of Purchaser or its Representatives have made any representation or warranty as to Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

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5.29 No Other Representations. Except for the representations and warranties expressly made by the Company in this Article V (as modified by the Company Disclosure Schedule) or as expressly set forth in any Ancillary Document, neither the Company nor any other Person on their behalves makes any express or implied representation or warranty with respect to the Company or their respective business, operations, assets or Liabilities, or the Transactions, and the Company hereby expressly disclaims any other representations or warranties, whether implied or made by the Company or any of its Representatives. Except for the representations and warranties expressly made by the Company in this Article V (as modified by Company Disclosure Schedule) or in an Ancillary Document, the Company hereby expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Purchaser or its Representatives (including any opinion, information, projection or advice that may have been or may be provided to Purchaser or its Representatives by any Representative of the Company), including any representations or warranties regarding the probable success or profitability of the business of the Company.

Article VI
REPRESENTATIONS AND WARRANTIES of Parent

Except as set forth in the Company Disclosure Schedules, the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, Parent hereby represents and warrants to Purchaser, as of the date of this Agreement, as follows:

6.1 Organization and Standing. Parent is duly organized, validly existing and in good standing (to the extent such concept is applicable in the jurisdiction of such entity’s formation) under the Laws of the jurisdiction of its formation, and has all requisite power and authority to carry on its business as now being conducted.

6.2 Authorization; Binding Agreement. Parent has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform Parent’s obligations hereunder and thereunder and to consummate the Transactions. This Agreement has been, and each Ancillary Document to which Parent is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by Parent and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

6.3 Ownership. Parent has good, valid and marketable title to the Company Shares, free and clear of any and all Liens.

6.4 Governmental Approvals. Except as otherwise described in Section 6.4 of the Company Disclosure Schedule, no Consent of or with any Governmental Authority on the part of Parent is required to be obtained or made in connection with the execution, delivery or performance by Parent of this Agreement or any Ancillary Documents or the consummation by Parent of the Transactions other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws and (c) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Parent.

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6.5 Non-Contravention. The execution and delivery by Parent of this Agreement and each Ancillary Document to which it is a party or otherwise bound, and the consummation by Parent of the Transactions, and compliance by Parent with any of the provisions hereof and thereof, will not, (a) conflict with or violate any provision of Parent’s Organizational Documents, (b) conflict with or violate any Law, Order or Consent applicable to Parent or any of its properties or assets or (c) (i) violate, conflict with or result in a material breach of, (ii) constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Parent under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a material default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which Parent is a party or its properties or assets are bound, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the ability of Parent to perform its obligations under this Agreement or the Ancillary Documents to which it is or shall be a party.

6.6 Finders and Brokers. Except as set forth on Section 6.6 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Parent or any of its respective Affiliates in connection with the Transactions directly based upon arrangements made by Parent.

6.7 Information Supplied. None of the information supplied or to be supplied by Parent in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K or 6-K, or similar forms, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Parent in writing expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser, Merger Sub, Pubco, the Company, or any of their respective Affiliates.

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6.8 Independent Investigation. Parent has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of Purchaser and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Purchaser for such purpose. Parent acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transactions, it has relied solely upon its own investigation and the express representations and warranties of Purchaser set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules, a true, complete and correct copy of which Purchaser Disclosure Schedules has been provided to Parent) and in any certificate delivered to Parent pursuant hereto, and the information provided by or on behalf of Purchaser for the Registration Statement; and (b) none of Purchaser or its respective Representatives have made any representation or warranty as to Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to Parent pursuant hereto.

6.9 No Other Representations. Except for the representations and warranties expressly made by Parent in this Article VI (as modified by the Company Disclosure Schedules) or as expressly set forth in an Ancillary Document, Parent makes no other express or implied representation or warranty with respect to the Transactions, and Parent hereby expressly disclaims any other representations or warranties with respect thereto. Except for the representations and warranties expressly made by the Company in this Article VI (as modified by the Company Disclosure Schedules) or in an Ancillary Document, Parent hereby expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Purchaser or its Representatives (including any opinion, information, projection or advice that may have been or may be provided to Purchaser or its Representatives by any Representative of Parent), including any representations or warranties regarding the probable success or profitability of the business of Parent or any of its Affiliates.

Article VII
COVENANTS

7.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 9.1 or the Closing (the “Interim Period”), subject to Section 7.14, each of Parent, the Company, Pubco and Merger Sub shall give, and shall cause its Representatives to give, Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all Contracts, agreements, books and records, financial and operating data and other reasonable information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Company, Pubco or Merger Sub, as Purchaser or its Representatives may reasonably request regarding the Company, Pubco or Merger Sub and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Representatives of the Company, Pubco and Merger Sub to reasonably cooperate with Purchaser and its Representatives in their investigation; provided, however, that Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company, Pubco or Merger Sub.

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(b) During the Interim Period, subject to Section 7.14, Purchaser shall give, and shall cause its Representatives to give, Parent, the Company, Pubco, Merger Sub and their respective Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to Purchaser or its Subsidiaries, as Parent, the Company, Pubco, Merger Sub or their respective Representatives may reasonably request regarding Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of their respective Representatives to reasonably cooperate with Parent, the Company, Pubco, Merger Sub and their respective Representatives in their investigation; provided, however, that Parent, the Company, Pubco, Merger Sub and their respective Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Purchaser or any of its Subsidiaries.

7.2 Conduct of Business of the Company.

(a) Unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or any Ancillary Document or as set forth on Section 7.2(a) of the Company Disclosure Schedule, or as required by applicable Law, the Company shall (i) use commercially reasonable efforts to conduct its respective business, in all material respects, in the ordinary course of business, (ii) comply in all material respects with all Laws applicable to it and its business, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of its respective directors, officers, employees and consultants, and to preserve the possession, control and condition of its respective material assets.

(b) Without limiting the generality of Section 7.2(a) and except as contemplated by the terms of this Agreement or any Ancillary Document or as set forth on Section 7.2(b) of the Company Disclosure Schedule, or as required by applicable Law, during the Interim Period, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

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(ii) other than the Company Brand Disposal, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities, except in each case for the issuance of shares pursuant to the exercise of convertible securities outstanding as of the date of this Agreement;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to material Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with IFRS;

(v) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material the Company Registered IP, the Company Licensed IP or other Company IP, or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(vi) fail to maintain its books, accounts and records in all material respects in the ordinary course of business;

(vii) enter into any new line of business;

(viii) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are substantially similar to those currently in effect;

(ix) settle any Action;

(x) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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(xii) except in the ordinary course of business, sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its material properties, assets or rights;

(xiii) take any action that would reasonably be expected to materially delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xiv) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business); or

(xv) authorize or agree to do any of the foregoing actions;

provided that any actions taken to comply with Laws and orders by Governmental Authorities related to COVID-19 Restrictions shall not be deemed to constitute a breach of the requirements set forth under Section 7.2.

7.3 Conduct of Business of Purchaser.

(a) Unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or any Ancillary Document or as set forth on Section 7.3 of the Purchaser Disclosure Schedule, or as required by applicable Law, Purchaser shall (i) conduct its businesses, in all material respects, in the ordinary course of business, (ii) comply with all Laws applicable to Purchaser and its businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its business organizations, to keep available the services of its managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of its material assets. Notwithstanding anything to the contrary in this Section 7.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with the Purchaser Charter and IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension”), and no consent of any other Party shall be required in connection therewith.

(b) Without limiting the generality of Section 7.3(a) and except as contemplated by the terms of this Agreement or any Ancillary Document (including as contemplated by any PIPE Investment) or as set forth on Section 7.3 of the Purchaser Disclosure Schedule, or as required by applicable Law, during the Interim Period, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

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(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 7.3(b)(iv) shall not prevent Purchaser from borrowing from Sponsor or its Affiliates funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Transactions, including any PIPE Investment, and costs and expenses necessary for an Extension, up to aggregate additional Indebtedness during the Interim Period of $100,000);

(v) make or rescind any material election relating to Taxes, settle any claim, Action relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP or IFRS, as applicable;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to Purchaser;

(vii) terminate, waive or assign any material right under any material agreement to which it is a party or any Purchaser Material Contract;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

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(xi) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP or IFRS, as applicable, and after consulting Purchaser’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Purchaser or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures;

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $200,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement;

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of its securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx) authorize or agree to do any of the foregoing actions.

7.4 Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each three-month quarterly period and each fiscal year, the Company shall deliver to Purchaser an unaudited income statement and an unaudited balance sheet of the Company for the period from December 31, 2023 through the end of such quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with IFRS, subject to year-end audit adjustments and excluding footnotes. From the date of this Agreement through the Closing Date, the Company will also promptly deliver to Purchaser copies of any audited financial statements of the Company that the Company’s certified public accountants may issue.

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7.5 Purchaser Public Filings. During the Interim Period, Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Merger to maintain the listing of the Purchaser Units, the Purchaser Common Stock and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Pubco Ordinary Shares and the Pubco Public Warrants.

7.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to Parent, the Company, Pubco, Merger Sub and their respective Affiliates, a transaction (other than the Transactions) concerning the sale of (x) all or substantially all of the business or assets of the Company (other than in the ordinary course of business) or (y) all or substantially all of the equity interests or profits of the Company, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, or otherwise and (B) with respect to Purchaser and its Affiliates, a transaction (other than the Transactions) concerning a Business Combination involving Purchaser.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the Transactions, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the other Parties, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

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(c) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could reasonably be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information, subject to applicable confidentiality restrictions. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

7.7 No Trading. Each of Parent, the Company, Pubco and Merger Sub acknowledge and agree that it is aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) on a Person possessing material nonpublic information about a publicly traded company.

7.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to set forth in Article VIII not being satisfied or the satisfaction of those conditions being materially delayed.

7.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the Transactions (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the Transactions.

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(b) In furtherance and not in limitation of Section 7.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, with each of Purchaser and the Company bearing fifty percent (50%) of the filing fees thereof, with respect to the Transactions as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the Transactions and shall use all commercially reasonable efforts to have such Governmental Authorities approve the Transactions. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the Transactions, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the Transactions, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the Transactions under any applicable Law or if any Action is instituted (or threatened in writing to be instituted) by any applicable Governmental Authority or any private Person challenging any of the Transactions as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the Transactions, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions. In the event any Action is instituted (or threatened in writing to be instituted) by a Governmental Authority or private Person challenging the Transactions, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

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(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the execution, performance or consummation of the Transactions by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts. With respect to Pubco, during the Interim Period, the Company and Pubco shall take all commercially reasonable actions necessary to cause Pubco to qualify as “foreign private issuer” as such term is defined under Exchange Act Rule 3b-4 and to maintain such status through the Closing.

7.10 Transfer of IP. Within 120 days following the Closing, Parent shall cause each IP Owning Affiliate to file with the appropriate trademark office the documents necessary to transfer ownership and change the registered party for Untransferred Registered IP registered in such IP Owning Affiliate’s name to the Company.

7.11 Further Assurances. The Parties shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transactions as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

7.12 Registration Statement.

(a) As promptly as practicable after the date of this Agreement, Purchaser and Pubco shall prepare, with the reasonable assistance of the Company, and file with the SEC, a registration statement on Form F-4/F-1 or such other form of registration statement deemed appropriate by the SEC (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of (x) the Common Transaction Consideration Shares and (y) the Pubco Securities to be issued under this Agreement to the holders of Purchaser Securities prior to the Effective Time, which Registration Statement will also contain a proxy statement of Purchaser (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser Public Stockholders for the matters to be acted upon at the Special Meeting and providing the Purchaser Public Stockholders an opportunity in accordance with Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Common Stock (or if after the Effective Time, their Pubco Ordinary Shares) redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser Stockholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser Public Stockholders to vote, at a special meeting of Purchaser Public Stockholders to be called and held for such purpose (the “Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Transactions (including to the extent required, the issuance of any PIPE Shares) by the holders of Purchaser Common Stock in accordance with Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq (provided that the Merger and the Certificate of Merger must be authorized by a special resolution), (ii) such other matters as the Company, Pubco and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (i) and (ii), collectively, the “Purchaser Stockholder Approval Matters”), and (iii) the adjournment of the Special Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Stockholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Special Meeting. In connection with the Registration Statement, Purchaser and Pubco will file with the SEC financial and other information about the Transactions in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq. Purchaser and Pubco shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide Purchaser and Pubco with such information concerning the Company and its shareholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading. Each of the parties will pay its own costs and expenses ((including legal, financial advisory, consulting and accounting fees and expenses) incurred in connection with the Registration Statement, except that any filing fees or similar fees with respect to SEC, regulatory or governmental approval shall be borne equally by Purchaser and the Company.

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(b) Purchaser and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Special Meeting and the Redemption. Each of Purchaser, Pubco and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Pubco, Purchaser and their respective Representatives in connection with the drafting of the public filings with respect to the Transactions, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser and Pubco shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the Purchaser Public Stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Purchaser’s Organizational Documents, provided that Purchaser shall not amend or supplement the Registration Statement without adequate notice to and prior consultation with the Company.

(c) Purchaser and Pubco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser and Pubco shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser, Pubco or their respective Representatives receive from the SEC or its staff with respect to the Registration Statement, the Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments, including to the extent possible, participation by the Company or its counsel in discussions with the SEC.

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(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, Purchaser and Pubco shall distribute the Registration Statement to the Purchaser Public Stockholders and, pursuant thereto, shall use commercially reasonable efforts to call the Special Meeting in accordance with the DGCL for a date no later than thirty (30) days following the effectiveness of the Registration Statement, subject however to any necessary adjournments or postponements as described in Section 7.12(a) above.

(e) Purchaser and Pubco shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Special Meeting and the Redemption.

(f) If, in connection with the preparation and filing of the Registration Statement or the SEC’s review thereof, the SEC requests or requires that a Tax opinion with respect to the U.S. federal income tax consequences of the Transactions be prepared and submitted, the Parties shall deliver to counsel tasked with preparing such Tax opinion customary Tax representation letters satisfactory to such counsel, dated and executed as of the date such relevant filing shall have been declared effective by the SEC and such other date(s) as determined to be reasonably necessary by such counsel in connection with the preparation and filing of such Tax opinion. Notwithstanding anything to the contrary in this Agreement, none of the Parties or their respective Tax advisors are obligated to provide any Tax opinion other than a customary opinion regarding the material accuracy of any disclosure regarding U.S. federal income tax considerations of the Transactions included in the Registration Statement as may be required to satisfy applicable rules and regulations promulgated by the SEC, nor will a Tax opinion by any Party’s advisors be a condition precedent to the Transactions.

7.13 Public Announcements.

(a) The Parties agree that during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the Transactions shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Purchaser and Parent, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

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(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement), provided that Purchaser provides the Company with a reasonable period of time to complete such review, comment and approval prior thereto. The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a report on Form 6-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which Purchaser and the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the Transactions.

7.14 Confidential Information. The Parties hereby agree that any Purchaser Confidential Information and Company Confidential Information shall be kept confidential in accordance with the terms of the non-disclosure agreement, dated September 15, 2023 (the “Confidentiality Agreement”), between Parent and Purchaser. Notwithstanding anything in this Agreement to the contrary, each Party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any other person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

7.15 Post-Closing Pubco Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of Pubco to resign, so that effective as of the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of those individuals mutually agreed between Purchaser and Parent. At or prior to the Closing, Pubco will provide each member of the Post-Closing Pubco Board with a customary indemnification agreement, in form and substance reasonably acceptable to such director, Purchaser and Parent.

(b) The Parties shall take all action necessary, including causing the executive officers of Pubco to resign, so that effective as of the Closing, Pubco’s executive officers will consist of those individuals mutually agreed between Purchaser and Parent. At or prior to the Closing, Pubco will provide each such executive officer with a customary indemnification agreement, in form and substance reasonably acceptable to such executive officer, Purchaser and Parent.

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7.16 Pubco A&R Memorandum and Articles. At or prior to the Closing, the shareholders of Pubco shall amend and restate, effective as of the Effective Time, the memorandum and articles of association of Pubco in form and substance mutually acceptable to Purchaser and Parent (the “Pubco A&R Memorandum and Articles”).

7.17 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of Purchaser, the Company, Pubco or Merger Sub and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Purchaser, the Company, Pubco or Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and Purchaser, the Company, Pubco or Merger Sub, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, Pubco shall cause the Organizational Documents of the Company, Pubco and the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of Purchaser, the Company, Pubco and Merger Sub to the extent permitted by applicable Law. The provisions of this Section 7.17(a) shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and Representatives.

(b) For a period of six (6) years after the Effective Time, Pubco shall maintain in effect directors’ and officers’ liability insurance covering those Persons (including, in any event, the D&O Indemnified Persons) who are currently covered by Purchaser’s, the Company’s, Pubco’s and Merger Sub’s, respectively, directors’ and officers’ liability insurance policies (complete copies of which have been made available to the Purchaser and Parent prior to the date of this Agreement) (the “D&O Tail Insurance”) on terms substantially equivalent to and in any event not less favorable in the aggregate than Purchaser’s existing coverage. Notwithstanding anything to the contrary contained in this Agreement, Pubco and its Subsidiaries may cause coverage to be extended under Purchaser’s, the Company’s, Pubco’s and Merger Sub’s current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy with respect to claims existing at or prior to the Effective Time and if and to the extent such policies have been obtained prior to the Effective Time with respect to any such Persons. Pubco and its Subsidiaries, respectively, shall maintain such policies in effect and shall continue to honor the obligations thereunder, and if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 7.17(b) shall be continued in respect of such claim until the final disposition thereof.

(c) Purchaser shall be permitted prior to the Effective Time to obtain and fully pay the premium for such D&O Tail Insurance and shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder until Closing and Pubco shall timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance after the Closing.

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7.18 Use of Trust Account Proceeds. Purchaser shall provide Parent with an estimated written statement of Expenses prepared in good faith (the “Purchaser Expenses Statement”), at least five (5) Business Days prior to the Closing, and shall deliver to Parent a final Purchaser Expenses Statement on or prior to the Closing, which shall be mutually agreed in writing by Purchaser and Parent prior to the payment of any such Expenses from the Trust Account. At the Closing, Purchaser shall cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered. The Parties agree that after the Closing, the funds (and solely for purposes of the Excise Taxes pursuant to Section 7.18(b) below, only the interest of the Trust Account) in the Trust Account, after taking into account payments for the Redemption, and any proceeds received by Pubco or Purchaser from any PIPE Investment shall first be used, and Purchaser will make all appropriate arrangements to cause the Trustee to pay the following (in the following order): (a) first, Working Capital Loans in accordance with, and subject to, Section 7.24 of this Agreement and the Sponsor Support Agreement, (b) second, Purchaser’s accrued Expenses set forth on the Purchaser Expenses Statement and the Company’s accrued Expenses, and (c) third, Excise Taxes solely from the withdrawal of interest from the Trust Account in accordance with, and subject to, Section 7.23 of this Agreement and the Sponsor Support Agreement. Immediately after such payments are made in accordance with this Section 7.18 and the Trust Agreement, any remaining cash in the Trust Account will be distributed to Pubco or the Company as directed by Parent and used for working capital and general corporate purposes.

7.19 PIPE Investment. Without limiting anything to the contrary contained herein, during the Interim Period, in the sole discretion of and direction of Parent, Purchaser shall use commercially reasonable efforts as practicable, after the date of this Agreement and at or prior to the Closing, to enter into and consummate subscription agreements with investors relating to a private equity investment in Purchaser or Pubco to purchase shares of Purchaser or Pubco (“PIPE Shares”) in connection with a private placement, and/or enter into backstop arrangements with potential investors, in either case on terms mutually agreeable to Parent and Purchaser, acting reasonably (a “PIPE Investment”), and, if Purchaser seeks a PIPE Investment, Parent, Purchaser and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such PIPE Investment and use their respective commercially reasonable efforts to cause such PIPE Investment to occur (including having Parent’s senior management participate in any investor meetings and roadshows as reasonably requested by Purchaser). At the election of Purchaser, Parent and the Company, any PIPE Investment may take the form of a convertible debt financing whereby the PIPE Investors shall enter into convertible note purchase agreements or other alternative financing, including an equity line of credit. For avoidance of doubt, the Parties to this Agreement acknowledge and agree that there is no present requirement to pursue a PIPE Investment.

7.20 Equity Incentive Awards. Prior to the Effective Time, Pubco shall approve certain equity awards that will be subject to vesting (the “Equity Incentive Awards”), pursuant to the terms and conditions determined by Parent. The Equity Incentive Awards shall not exceed more than 15% of the number of Pubco Ordinary Shares outstanding on a pre-diluted basis immediately following the Closing.

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7.21 Employment Agreements. Except as otherwise agreed between Purchaser and Parent, Pubco shall, prior to the Closing, enter into a public-company style executive employment agreement (each an “Employment Agreement”) with the Persons determined by Parent, in each case effective as of the Closing, in form and substance reasonably acceptable to such Person, Pubco and Purchaser, including customary confidentiality, non-compete, assignment of IP and other restrictive provisions.

7.22 Deferred Underwriting Fees. Purchaser shall ensure that its creditors with respect to deferred fees or commissions payable to the underwriters of the IPO upon consummation of a Business Combination shall, by the Closing Date, have entered into novation, waiver or substantially similar agreements with the Purchaser and/or Sponsor, as applicable, which shall be in form and substance satisfactory to Parent (the “Deferred Underwriting Fees Novation or Waiver”).

7.23 Excise Taxes. Purchaser shall timely pay, or cause to be paid, any and all Excise Taxes incurred by Purchaser prior to or after the Closing, including in connection with any buyback of Purchaser Common Stock, the Redemptions or the Transactions, which shall be paid as follows (and in the following order): (a) first, if (i) approved by the requisite vote of the stockholders of Purchaser at the special meeting of such stockholders to be held on March 5, 2024, and (ii) permitted by (u) the Purchaser Charter, (x) applicable Law, (y) the terms of, and subject to, the Trust Agreement, and (z) the Trustee (and subject to the approval of the Trustee), from the withdrawal of interest from the Trust Account, (b) second, from the net amount, if any, raised from the PIPE Investment pursuant to Section 7.19 of this Agreement or any other equity financing that is consummated prior to, or simultaneously with, the Closing, and (c) third, if there is any amount of Excise Tax liability that is still outstanding and/or unpaid after applying Sections 7.23(a) and (b) above, Purchaser shall cause Sponsor to transfer, directly or constructively (including pursuant to a forfeiture and reissuance), to Parent or such other Person(s) as determined by Parent, a number of shares of Purchaser Common Stock equal to the quotient of (i) the amount of such outstanding and/or unpaid Excise Tax liability paid by Purchaser pursuant to this Section 7.23 divided by (ii) $10.00.

7.24 Working Capital Loans. Purchaser agrees that, at and in connection with the Closing, any and all amounts outstanding under any Working Capital Loans (which Purchaser agrees shall not exceed an aggregate amount of $2,000,000) shall be repaid as follows (and in the following order): (a) first, from any funds in the Trust Account (b) second, for any remaining unpaid balance of such Working Capital Loans after applying Section 7.24(a) above from the net amount, if any, raised from the PIPE Investment pursuant to Section 7.19 of this Agreement or any other equity and equity linked financing that is consummated prior to, or simultaneously with, the Closing, (c) third, for any remaining unpaid balance of such Working Capital Loans after applying Section 7.24(a) and (b) above, Purchaser shall, and shall cause Sponsor to, convert such remaining unpaid balance (not to exceed $1,500,000) into Purchaser Units, and (d) fourth, Purchaser shall cause Sponsor to forgive (and execute such documents or certificates evidencing such forgiveness as Parent may reasonably request), any such amounts that remain outstanding under such Working Capital Loans (including, for the avoidance of doubt, any such Working Capital Loans in excess of $2,000,000) after applying Section 7.24(c) above.

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Article VIII

CLOSING CONDITIONS

8.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or written waiver (where permissible), by Purchaser and Parent, of the following conditions:

(a) Purchaser Required Stockholder Approval. The Purchaser Stockholder Approval Matters that are submitted to the vote of the stockholders of Purchaser at the Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the stockholders of Purchaser at the Special Meeting in accordance with the Purchaser Charter, applicable Law and the Proxy Statement (the “Purchaser Required Stockholder Approval”).

(b) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(c) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the Transactions that are set forth in Section 8.1(c) of the Company Disclosure Schedule shall have been obtained or made.

(d) Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the Transactions that are set forth in Section 8.1(d) of the Company Disclosure Schedule shall have each been obtained or made.

(e) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the Transactions.

(f) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and any required filings and approvals by Nasdaq or NYSE in connection with the Registration Statement shall have been obtained.

(g) Listing. The Pubco Ordinary Shares and Pubco Warrants shall have been approved for listing on Nasdaq or NYSE.

(h) Parent Required Stockholder Approval. The stockholders of Parent shall have approved the Parent Regularization Plan at an extraordinary general meeting of the Parent stockholders.

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(i) Malaysia Exchange Regulator Approval. Bursa Malaysia Securities Berhad, the Malaysian securities exchange regulator, shall have approved the Parent Regularization Plan.

(j) Parent Convertible Security Holders’ Approval. The Parent Convertible Security Holders shall have approved the Parent Regularization Plan.

8.2 Conditions to Obligations of Parent, the Company, Pubco and Merger Sub. In addition to the conditions specified in Section 8.1, the obligations of Parent, the Company, Pubco and Merger Sub to consummate the Transactions are subject to the satisfaction, or written waiver by Parent, of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of Purchaser set forth in this Agreement and in any certificate delivered by Purchaser or on behalf of Purchaser pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Purchaser.

(b) Agreements and Covenants. Purchaser shall have performed in all material respects all of its respective obligations and complied in all material respects with all of its respective agreements and covenants under this Agreement to be performed or complied with thereby on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to Purchaser since the date of this Agreement which is continuing and uncured.

(d) Ancillary Documents. All Ancillary Documents shall have been duly executed by each respective party thereto and shall be in full force and effect in accordance with their terms as of the Closing.

(e) Resignations. Other than those persons designated as continuing directors or officers of the Surviving Corporation pursuant to Section 1.5, all officers and directors of Purchaser shall have executed written resignations effective as of immediately prior to the Effective Time.

(f) Sponsor Support Agreement. Each of the covenants of the Sponsor required under the Sponsor Support Agreement to be performed as of or prior to the Closing shall have been performed.

(g) Registration of Common Transaction Consideration Shares. In connection with the Registration Statement, the SEC shall not object to Pubco’s registration of the Common Transaction Consideration Shares on the Registration Statement, such that the Common Transaction Consideration Shares received by non-affiliate Parent shareholders shall be freely tradeable upon the consummation of the Business Combination under applicable U.S. securities laws.

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(h) Officer Certificate. Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 8.2(a), 8.2(b) and 8.2(c) with respect to Purchaser.

(i) Registration Rights and Lock-Up Agreement. The Company shall have received copies of each of the Registration Rights and Lock-Up Agreement, duly executed by Sponsor.

(j) FIRPTA Certificate. Purchaser shall have delivered to Pubco, in a form reasonably acceptable to Pubco, a properly executed certification that shares of Purchaser Common Stock are not “United States real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the U.S. Internal Revenue Service (“IRS”) (which shall be filed by Pubco with the IRS at or following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(k) Net Tangible Assets. Purchaser shall have at least $5,000,001 of net tangible assets (as determined by Parent) both (i) prior to the Closing and (ii) remaining upon the consummation of the Transactions (after giving effect to the Redemption, the receipt of funds under the PIPE Investment, if any, and the other Transactions contemplated to occur on the Closing Date, including the payment of all Expenses of Purchaser and the Company).

(l) Deferred Underwriting Fees Novation or Waiver. Purchaser shall have obtained the Deferred Underwriting Fees Novation or Waiver.

8.3 Conditions to Obligations of Purchaser. In addition to the conditions specified in Section 8.1, the obligations of Purchaser to consummate the Transactions are subject to the satisfaction or written waiver (by Purchaser) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company, Pubco and Merger Sub set forth in this Agreement and in any certificate delivered by or behalf of the Company, Pubco or Merger Sub pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company taken as a whole, or Pubco or the Company.

(b) Agreements and Covenants. Each of the Company, Pubco and Merger Sub shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

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(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company, Pubco or Merger Sub since the date of this Agreement which is continuing and uncured.

(d) Officer Certificate. Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 8.3(a), 8.3(b) and 8.3(c).

(e) Registration Rights and Lock-Up Agreement. Purchaser shall have received a copy of the Registration Rights the Lock-Up Agreement, duly executed by all parties thereto other than Sponsor.

(f) Assignment of Untransferred Registered IP. Purchaser shall have received a copy of the IP Assignment Agreement with respect to the assignment of the Untransferred Registered IP, duly executed by each of the IP Owning Affiliates.

8.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by the failure of such Party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article IX

TERMINATION AND EXPENSES

9.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of Purchaser and Parent;

(b) by written notice by Purchaser or Parent if any of the conditions to the Closing set forth in Article VIII have not been satisfied or waived by December 31, 2024 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the primary cause of, or directly resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either Purchaser or Parent if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

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(d) by written notice by Parent to Purchaser, if (i) there has been a material breach by Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Purchaser shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.2(a) or Section 8.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within twenty (20) days after written notice of such breach or inaccuracy is provided to Purchaser by Parent; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if at such time Parent, the Company, Pubco or Merger Sub is in material uncured breach of this Agreement;

(e) by written notice by Purchaser to Parent, if (i) there has been a breach by Parent, the Company, Pubco or Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.3(a) or Section 8.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within twenty (20) days after written notice of such breach or inaccuracy is provided to Parent by Purchaser; provided, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 9.1(e) if at such time Purchaser is in material uncured breach of this Agreement;

(f) by written notice by Purchaser to Parent, if there shall have been a Material Adverse Effect on the Company taken as a whole, following the date of this Agreement which is uncured and continuing;

(g) by written notice by either Purchaser or Parent to the other if the Special Meeting is held (including any adjournment or postponement thereof) and has concluded, Purchaser’s stockholders have duly voted, and the Purchaser Required Stockholder Approval was not obtained; or

(h) by written notice by Parent to Purchaser if Purchaser receives a Delisting Determination or trading in Purchaser’s securities is suspended for more than one Trading Day.

9.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 9.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 9.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Section 7.13, Section 7.14, Section 9.3, Section 10.1, Article XI and this Section 9.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 10.1). Without limiting the foregoing, and except as provided in Sections 9.3 and this Section 9.2 (but subject to Section 10.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 11.6), the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the Transactions shall be the right, if applicable, to terminate this Agreement pursuant to Section 9.1.

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9.3 Fees and Expenses.

(a) Subject to Section 10.1 and the Sponsor Support Agreement, (i) if this Agreement is terminated pursuant to Section 9.1, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, and (ii) if the Closing occurs, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by Pubco; provided, however, that, and notwithstanding the foregoing, pursuant to the Sponsor Support Agreement, if this Agreement is terminated pursuant to Section 9.1, Purchaser shall cause the Sponsor to reimburse Parent in cash for any and all Expenses of the Purchaser that have been paid by Parent or its Affiliates on behalf of the Purchaser.

(b) As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement.

Article X
TRUST ACCOUNT WAIVER

10.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. Each of Parent, the Company, Pubco and Merger Sub understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public stockholders (including overallotment shares acquired by Purchaser’s underwriters) (including any successors after the Merger, the “Purchaser Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Purchaser Public Stockholders in the event they elect to redeem their Purchaser Common Stock (or Pubco Ordinary Shares upon the Merger) in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to Purchaser’s Organizational documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Purchaser Public Stockholders if Purchaser fails to consummate a Business Combination within twelve (12) months after the closing of the IPO (provided such date may be extended by an additional six (6) months), subject to further extension by amendment to Purchaser’s Organizational Documents), (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any franchise or income taxes and up to $100,000 in dissolution expenses, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent, the Company, Pubco and Merger Sub hereby agree on behalf of themselves and their Affiliates that, notwithstanding anything to the contrary in this Agreement, none of Parent, the Company, Pubco or Merger Sub, nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Parent, the Company, Pubco and Merger Sub, on behalf of themselves and their Affiliates, hereby irrevocably waive any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements hereunder and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates); provided, however, the foregoing waiver will not limit or prohibit Parent, the Company, Pubco or Merger Sub from pursuing a claim against Purchaser or any other person for legal relief against monies or other assets of Purchaser held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions. This Section 10.1 shall survive termination of this Agreement for any reason.

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Article XI

MISCELLANEOUS

11.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt or (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service (or at such other address for a Party as shall be specified by like notice):

If to Purchaser at or prior to the Closing, to: Aetherium Acquisition Corp. 79B Pemberwick Rd. Greenwich, CT 06831 Attn: Jonathan Chan, CEO Email: jonathan.chan@aetheriumcapital.com with a copy (which will not constitute notice) to:

Rimôn PC

1990 K Street, NW Suite 420

Washington, DC, 20006

Attn: Debbie Klis, Esq.; Ben Aguilera, Esq.

Facsimile No.: (202) 935-3390

Telephone No.: (202) 935-3390

Email: debbie.klis@rimonlaw.com;
benjamin.aguilera@rimonlaw.com

If to Parent at any time, or to the Company, PubCo or Merger Sub at or prior to the Closing, to:

Capital A Berhad

Lot 4, Level 2, Stesen Sentral

Kuala Lumpur, 50470, Malaysia

Attn: Aireen Omar

Email: aireeomar@airasia.com

with a copy (which will not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY, 10016

Attn: Alan Annex; Marc M. Rossell; Adam Namoury

Email: alan.annex@gtlaw.com;

rosselm@gtlaw.com;

adam.namoury@gtlaw.com

If to Pubco, the Company or the Surviving Corporation after the Closing, to:

Capital A International

Lot 4, Level 2, Stesen Sentral

Kuala Lumpur, 50470, Malaysia

Attn: Aireen Omar

Email: aireenomar@airasia.com

with a copy (which will not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY, 10016

Attn: Alan Annex; Marc M. Rossell; Adam Namoury

Email: alan.annex@gtlaw.com;

rosselm@gtlaw.com;

adam.namoury@gtlaw.com

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11.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

11.3 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 7.15(a), which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the Transactions shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

11.4 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the Transactions, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 11.1. Nothing in this Section 11.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

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11.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.5.

11.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

11.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

11.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Parties.

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11.9 Waiver. Each of Purchaser and Parent, on behalf of itself and its Affiliates, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by any other Party such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

11.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein, except for the Confidentiality Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

11.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP or IFRS, as applicable, based on the accounting principles used by the applicable Person; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of Purchaser and its Representatives and Purchaser and its Representatives have been given access to the electronic folders containing such information.

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11.12 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.13 Legal Representation.

(a) The Parties agree that, notwithstanding the fact that Rimon, P.C. (“Rimon”) may have, prior to Closing, jointly represented Purchaser and the Sponsor in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented Purchaser and its Affiliates in connection with matters other than the Transactions, Rimon will be permitted in the future, after Closing, to represent the Sponsor or its Affiliates in connection with matters in which such Persons are adverse to Purchaser, Sponsor or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. Parent, the Company, Pubco and Merger Sub hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Rimon’s future representation of one or more of Purchaser, the Sponsor or their Affiliates in which the interests of such Person are adverse to the interests of Parent, the Company, Pubco or Merger Sub or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Rimon of the Sponsor, Purchaser or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor shall be deemed the client of Rimon with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor, shall be controlled by the Sponsor and shall not pass to or be claimed by Parent, the Company, Pubco or Merger Sub; provided, further, that nothing contained herein shall be deemed to be a waiver by the Sponsor, Purchaser or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

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(b) The Parties agree that, notwithstanding the fact that Greenberg Traurig, LLP (“GT”) may have, prior to Closing, jointly represented Parent, the Company, Pubco and Merger Sub in connection with this Agreement, the Ancillary Documents and the Transactions, and may have also represented Parent, the Company, Pubco, Merger Sub and/or their respective Affiliates in connection with matters other than the Transactions, GT will be permitted in the future, after Closing, to represent Parent, the Company, Pubco, Merger Sub or their respective Affiliates in connection with matters in which such Persons are adverse to any other Party to the Agreement, or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. Each of Parent, the Company, Pubco and Merger Sub hereby agrees, in advance, to waive and to cause its Affiliates (including the Surviving Corporation after the Closing) to waive any actual or potential conflict of interest that may hereafter arise in connection with GT’s future representation of Parent, the Company, Pubco, Merger Sub or their Affiliates in which the interests of such Person are adverse to the interests of Purchaser, the Sponsor or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by GT of Parent, the Company, Pubco, Merger Sub or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, Parent, the Company, Pubco and Merger Sub shall be deemed the clients of GT with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong to each such respective party, shall be controlled thereby and shall not pass to or be claimed by any other party; provided, further, that nothing contained herein shall be deemed to be a waiver by any Party or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

Article XII
DEFINITIONS

12.1 Certain Definitions . For purpose of this Agreement, the following capitalized terms have the following meanings:

“ABAC Laws” mean the FCPA, the U.S. Travel Act, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the UK Bribery Act 2010, the Money Laundering Control Act of 1986, the Uniting and Strengthening America by Providing Appropriate Tools to Restrict, Intercept, and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the UK Proceeds of Crime Act 2002, and all other applicable Laws that address (i) anti-bribery, anti-corruption, and anti-kickback matters in the public or private sector or otherwise, or (ii) anti-money laundering, anti-terrorism, anti-terrorist financing, or anti-narcotics matters.

“Action” means any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

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“Aggregate Transaction Consideration Value” means $1,150,000,000.

“AirAsia Brand” means any and all Trademarks comprising, and associated with the, AirAsia, AirAsia X, AirAsia Super App, Teleport by AirAsia, ADE, and bigpay products and services.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of Purchaser prior to the Closing.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit or to be executed or delivered by any of the Parties in connection with or pursuant to this Agreement, including without limitation, the Registration Rights and Lock-Up Agreement, the Sponsor Support Agreement, the Pubco A&R Memorandum and Articles, the Employment Agreements, and the IP Assignment Agreement.

“Asia Aviation Capital” means Asia Aviation Capital Limited, a Subsidiary of Parent.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York and Kuala Lumpur, Malaysia are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York and Kuala Lumpur, Malaysia are generally open for use by customers on such day.

“Business Privacy and Data Security Policies” means all of Company’s past or present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information in the conduct of the Company.

“Castlelake Facility” means that certain Facility Agreement, dated as of October 29, 2021, between Asia Aviation Capital and Wilmington Trust (London) Limited, as facility agent, security agent and secured lessor agent (as amended and restated from time to time), in relation to the $150,000,000 term loan facility.

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“Castlelake Novation” means the assumption by the Company of the obligations of Asia Aviation Capital under the Castlelake Facility in connection with the assignment of the Castlelake Facility from Asia Aviation Capital to the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Companies Act (Malaysia)” means the Malaysia Companies Act 2016 (CA 2016), as amended.

“Company Confidential Information” means all confidential or proprietary documents and information concerning Parent, the Company, Pubco, Merger Sub, or any of their respective Representatives, furnished in connection with this Agreement or the Transactions.

“Company IP” means collectively, all the Company-Owned IP and the Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or to which the Company otherwise has a right to use.

“Company-Owned IP” means all Intellectual Property rights owned by the Company.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, in writing (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights, moral rights in those jurisdictions within where such rights are recognized, and database protections in those jurisdictions that provide distinct legal protections for databases.

“Delisting Determination” means a “Staff Delisting Determination” (within the meaning of Nasdaq rules) or other written determination by Nasdaq to delist Purchaser’s securities for failure to meet a continued listing standard.

“DGCL” means the General Corporation Law of the State of Delaware.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened in writing Release of Hazardous Materials.

“Equity Value” means $1,000,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excise Tax” means any and all Taxes in respect of any taxable year or period (or portion thereof) ending on or before the Closing Date imposed on the fair market value of certain repurchases (including certain redemptions) of stock by publicly traded United States corporations (and certain non-U.S. corporations treated as “surrogate foreign corporations”) by the Inflation Reduction Act of 2022, as modified by the rules and regulations promulgated by the U.S. Department of the Treasury.

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“Foreign Plan” means any plan, fund (including any superannuation fund) or other similar program or arrangement established or maintained outside the United States by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States, which plan, fund or other similar program or arrangement provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Fraud” means actual and intentional fraud, with elements of scienter and reliance, under the Laws of the State of New York, in the making of any representations and warranties contained in this Agreement.

“Fraud Claim” means any claim based in whole or in part upon Fraud.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“IFRS” means international financial reporting standards, as adopted by the International Accounting Standards Board.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all obligations of such Person in respect of acceptances issued or created, (f) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (g) all obligation described in clauses (a) through (f) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

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“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, and Internet Assets, and all other intellectual property protections recognized within any such jurisdictions, and all proceeds of, and rights associated with, the foregoing (as appropriate to such rights), including the right to sue third parties for any actual or threatened past, present, or future infringements, dilutions or misappropriations of any of the foregoing, or for any injury to the goodwill associated with the use of any such property or rights.

“Internet Assets” means any all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IP Assignment Agreement” means the assignment agreement to be executed by each IP Owning Affiliate, substantially in the form attached hereto as Exhibit A, to assign the Untransferred Registered IP to the Company.

“IP Owning Affiliate” means a Parent Affiliate in whose name Untransferred Registered IP is registered or that holds unregistered Trademarks associated with the AirAsia Brand.

“IPO” means the initial public offering of Purchaser Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of Purchaser, filed with the SEC on January 3, 2022 (File No. 333-258072).

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the Persons set forth on Section 12.1(a) of the Company Disclosure Schedule, after reasonable inquiry, or (ii) Purchaser, the actual knowledge of Jonathan Chan and Alex Lee, after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, IFRS or other applicable accounting standards), including Tax liabilities due or to become due.

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“Lien” means any mortgage, pledge, security interest (including any created by law), attachment, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the Transactions or to perform its obligations in connection therewith; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in IFRS, GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared), natural disaster; or any outbreak or continuation of an epidemic or pandemic (including, without limitation, COVID-19) or the effects of the actions of any Governmental Authority or Laws or other responses with respect thereto, (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi), with respect to Purchaser or Pubco, the consummation and effects of the Redemption; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to Purchaser, the amount of the Redemption or the failure to obtain the Purchaser Required Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to Purchaser.

“Merger Sub Common Stock” means the shares of common stock, par value $0.01 per share, of Merger Sub.

“Nasdaq” means The Nasdaq Stock Market.

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“NYSE” means the New York Stock Exchange.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Parent Regularization Plan” means the regularization plan to be undertaken by Parent to address its financial condition as required under Practice Note 17 of the Main Market Listing Requirements issued by Bursa Malaysia Securities Berhad, the Malaysian securities exchange regulator, which includes, among others, the Transactions.

“Parent Convertible Security Holders” means the holders of Parent’s 7-year redeemable convertible unsecured Islamic debt securities in the aggregate nominal value of MYR 975,500,000.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (e) non-exclusive licenses entered in the ordinary course of business or (f) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

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“Personal Information” means any information that either directly or indirectly identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural Person, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Privacy Laws.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Privacy Laws” means all applicable Laws concerning the privacy, security, or Processing of Personal Information.

“Processing” means any operation performed on Personal Information that is subject to applicable Privacy Laws, including, as applicable, the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, retention, storage, transmission, transfer, protection, disclosure, distribution, destruction, or disposal of Personal Information.

“Pubco Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any shares in the capital of Pubco or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any shares in the capital of Pubco.

“Pubco Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Pubco.

“Pubco Preference Shares” means the preference shares, par value $0.0001 per share, of Pubco.

“Pubco Private Warrant” means one whole warrant entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $11.50 per share.

“Pubco Public Warrant” means one whole warrant entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $11.50 per share.

“Pubco Securities” means the Pubco Ordinary Shares, the Pubco Preference Shares and the Pubco Warrants, collectively.

“Pubco Warrants” means, collectively, the Pubco Private Warrants and the Pubco Public Warrants.

“Purchaser Class A Common Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of Purchaser.

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“Purchaser Class B Common Stock” means the shares of Class B Common Stock, par value $0.0001 per share, of Purchaser.

“Purchaser Common Stock” means the shares of Purchaser Class A Common Stock and Purchaser Class B Common Stock.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning Purchaser or any of its Representatives.

“Purchaser Charter” means the amended and restated certificate of incorporation in effect under the DGCL; provided, that references herein to the Purchaser Charter for periods after the Merger shall include the Surviving Corporation’s amended and restated certificate of incorporation.

“Purchaser Common Stock” means, collectively, the shares of Purchaser Class A Common Stock and the Purchaser Class B Common Stock, prior to the Conversion.

“Purchaser Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of Purchaser prior to the Conversion.

“Purchaser Private Unit” means each unit issued by Purchaser in a private placement at the time of the consummation of the IPO, consisting of one (1) Purchaser Class A Ordinary Share and one (1) Purchaser Private Warrant.

“Purchaser Private Warrant” means each whole warrant that was included as part of each Purchaser Private Unit, entitling the holder thereof to purchase one (1) Purchaser Class A Ordinary Share at a purchase price of $11.50 per whole share.

“Purchaser Public Unit” means each unit issued in the IPO (including overallotment units acquired by Purchaser’s underwriter) consisting of one (1) share of Purchaser Class A Common Stock and one (1) Purchaser Public Warrant.

“Purchaser Public Warrant” means one whole warrant that was included as part of each Purchaser Public Unit, entitling the holder thereof to purchase one (1) Purchaser Class A Ordinary Share at a purchase price of $11.50 per whole share.

“Purchaser Securities” means, collectively, the Purchaser Units, the Purchaser Common Stock, the Purchaser Preferred Stock and the Purchaser Warrants.

“Purchaser Units” means, collectively, the Purchaser Private Units and the Purchaser Public Units.

“Purchaser Warrants” means, collectively, the Purchaser Private Warrants and the Purchaser Public Warrants.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

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“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

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“Trade Laws” mean the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Export Administration Act, the Arms Export Control Act, the United Nations Participation Act, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 (CISADA), the Countering America’s Adversaries Through Sanctions Act (CAATSA), the International Boycott Provisions of Section 999 of the Code, the International Traffic in Arms Regulations (ITAR), the Export Administration Regulations (EAR), all as amended, and any and all Laws (i) administered and/or implemented by OFAC, the Bureau of Industry and Security and the U.S. Census Bureau of the U.S. Department of Commerce, the U.S. Department of State, and U.S. Customs and Border Protection of the U.S. Department of Homeland Security or (ii) that address exports, reexports, deemed exports, export controls, sanctions, embargoes, import controls, customs, anti-boycott compliance, and/or national security matters.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which the Nasdaq is open for trading.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of December 29, 2021, as it may be amended, by and between Purchaser and the Trustee.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“Working Capital Loan” means, as described in the IPO Prospectus, any loan made to Purchaser by any of Sponsor, an Affiliate of Sponsor, or any of Purchaser’s officers or directors, and evidenced by one or more promissory notes, for the purpose of financing costs incurred in connection with the Transactions.

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12.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section	Term	Section
ABAC Laws	12.1	Company-Licensed IP	12.1
Acquisition Proposal	7.6(a)	Company-Owned IP	12.1
Action	12.1	Confidentiality Agreement	7.14
Affiliate	12.1	Consent	12.1
Aggregate Transaction Consideration Value	12.1	Contracts	12.1
Agreement	Preamble	Control	12.1
AirAsia Brand	12.1	Copyrights	12.1
Alternative Transaction	7.6(a)	COVID-19 Restrictions	5.17
Ancillary Documents	12.1	D&O Indemnified Persons	7.17(a)
Antitrust Laws	7.9(b)	D&O Tail Insurance	7.17(b)
Asia Aviation Capital	12.1	Deferred Underwriting Fees Novation or Waiver	7.22
Benefit Plan	12.1	DGCL	12.1
Business Combination	10.1	Effective Time	1.2
Business Day	12.1	Employment Agreement	7.21
Business Privacy and Data Security Policies	12.1	Enforceability Exceptions	3.2
Castlelake Facility	12.1	Environmental Law	12.1
Castlelake Novation	12.1	Environmental Liabilities	12.1
Certificate of Merger	1.2	Environmental Permits	5.21(a)
Closing	2.1	Equity Incentive Awards	7.20
Closing Date	2.1	Equity Value	12.1
Closing Filing	7.13(b)	ERISA	12.1
Closing Press Release	7.13(b)	Exchange Act	12.1
Code	12.1	Expenses	9.3(b)
Common Transaction Consideration Shares	1.10	Extension	7.3(a)
Common Shares	5.3(a)	Federal Securities Laws	7.7
Companies Act (Malaysia)	12.1	Foreign Plan	12.1
Company	Preamble	Fraud	12.1
Company Benefit Plan	5.20(a)	Fraud Claim	12.1
Company Brand Disposal	Recitals	GAAP	12.1
Company Confidential Information	12.1	Governmental Authority	12.1
Company Disclosure Schedules	Article V	GT	11.13(b)
Company Financials	5.7(a)	Hazardous Material	12.1
Company IP	12.1	IFRS	12.1
Company IP Licenses	5.13(c)	Illegal Activities	5.9(b)
Company Material Contract	5.12(a)	Indebtedness	12.1
Company Permits	5.1	Intellectual Property	12.1
Company Personal Property Leases	5.17	Interim Period	7.1(a)
Company Real Property Leases	5.16(a)	Internet Assets	12.1
Company Registered IP	5.13(a)	Investment Company Act	12.1

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Term	Section	Term	Section
IP Owning Affiliate	12.1	Pubco Ordinary Shares	12.1
IPO	12.1	Pubco Preference Shares	12.1
IPO Prospectus	12.1	Pubco Private Warrant	12.1
Knowledge	12.1	Pubco Public Warrant	12.1
Law	12.1	Pubco Securities	12.1
Liabilities	12.1	Public Certifications	3.6(a)
Lien	12.1	Purchaser	Preamble
Material Adverse Effect	12.1	Purchaser Charter	12.1
Merger	Recitals	Purchaser Class A Common Stock	12.1
Merger Sub	Preamble	Purchaser Class B Common Stock	12.1
Merger Sub Common Stock	12.1	Purchaser Common Stock	12.1
Nasdaq	12.1	Purchaser Confidential Information	12.1
NYSE	12.1	Purchaser Disclosure Schedules	Article III
OFAC	3.17(c)	Purchaser Excluded Shares	1.6(d)
Off-the-Shelf Software	5.13(c)	Purchaser Expenses Statement	7.18
Order	12.1	Purchaser Financials	3.6(b)
Organizational Documents	12.1	Purchaser Material Contract	3.13(a)
Outside Date	9.1(b)	Purchaser Preferred Stock	12.1
Parent	Preamble	Purchaser Private Unit	12.1
Parent Convertible Security Holders	12.1	Purchaser Private Warrant	12.1
Parent Regularization Plan	12.1	Purchaser Public Stockholders	11.1
Parties	Preamble	Purchaser Public Unit	12.1
Party	Preamble	Purchaser Public Warrant	12.1
Patents	12.1	Purchaser Required Stockholder Approval	8.1(a)
Permits	12.1	Purchaser Securities	12.1
Permitted Liens	12.1	Purchaser Stockholder Approval Matters	7.12(a)
Person	12.1	Purchaser Units	12.1
Personal Information	12.1	Purchaser Warrants	12.1
Personal Property	12.1	Redemption	7.12(a)
PIPE Investment	7.19	Registration Rights and Lock-Up Agreement	Recitals
PIPE Shares	7.19	Registration Statement	7.12(a)
Post-Closing Pubco Board	7.15(a)	Related Person	5.22
Privacy Laws	12.1	Release	12.1
Processing	12.1	Released Claims	10.1
Proxy Statement	7.12(a)	Remedial Action	12.1
Pubco	Preamble	Representatives	12.1
Pubco A&R Memorandum and Articles	7.16	Rimon	11.13(a)
Pubco Convertible Securities	12.1	SEC	12.1

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Term	Section
SEC Reports	3.6(a)
SEC SPAC Accounting Changes	3.6(a)
Securities Act	12.1
Share Transfer Agreement	Recitals
Signing Filing	7.13(b)
Signing Press Release	7.13(b)
Software	12.1
SOX	12.1
Special Meeting	7.12(a)
Specified Courts	11.4
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Subsidiary	12.1
Surviving Corporation	1.1
Tax Return	12.1
Taxes	12.1
Top Customers	5.24
Top Suppliers	5.24
Trade Laws	12.1
Trade Secrets	12.1
Trademarks	12.1
Transaction Consideration Shares	1.10
Transactions	Recitals
Trust Account	12.1
Trust Agreement	12.1
Trustee	12.1
Untransferred Registered IP	5.13(b)
Withholding Agent	2.2
Working Capital Loans	12.1

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

Purchaser:

AETHERIUM ACQUISITION CORP.

By:	/s/ Jonathan Chan
Name:	Jonathan Chan
Title:	Chief Executive Officer

Parent:

CAPITAL A BERHAD

By:	/s/ Tony Fernandes
Name:	Tony Fernandes
Title:	Chief Executive Officer

The Company:

BRAND AA SDN BHD

By:	/s/ Rudy Khaw
Name:	Rudy Khaw
Title:	Chief Executive Officer

Pubco:

CAPITAL A INTERNATIONAL

By:	/s/ Aireen Omar
Name:	Aireen Omar
Title:	Director

Merger Sub:

AETHER MERGER SUB INC.

By:	/s/ Aireen Omar
Name:	Aireen Omar
Title:	Director

[Signature Page to Business Combination Agreement]

EXHIBIT A

Form of IP Assignment Agreement

[Attached.]